Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:		Chapter 11

LUCIRA HEALTH, INC.,[1]		Case No. 23-10242 (MFW)

	Debtor.	Ref. Docket Nos. 511 & 628

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER APPROVING THE

DISCLOSURE STATEMENT ON A FINAL BASIS AND CONFIRMING THE

CHAPTER 11 PLAN OF LIQUIDATION FOR

LUCIRA HEALTH, INC.

Lucira Health, Inc., as debtor and debtor-in-possession in the above-captioned chapter 11 case (“Debtor”) having2:

a.

commenced, on February 22, 2023 (the “Petition Date”), this chapter 11 case (the “Chapter 11 Case”) by filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”);

b.	continued to operate its business and manage its property during this Chapter 11 Case as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on the Petition Date, the Debtor’s Motion for Entry of (I) an Order (A) Approving Certain Bidding Procedures and the Form and Manner of Notice Thereof, (B) Scheduling an Auction and a Hearing on the Approval of the Sale of All or Substantially All of the Debtor’s Assets, (C) Establishing Certain Assumption and Assignment Procedures and Approving the Manner of Notice Thereof, and (D) Granting Related Relief; and (II) an Order (A) Authorizing and Approving the Debtor’s Entry into an Asset Purchase Agreement, (B) Authorizing the Sale of All or Substantially All of the Debtor’s Assets Free and Clear of All Encumbrances, (C) Approving the Assumption and Assignment of the Assumed Contracts, and (D) Granting Related Relief [Docket No. 16] (the “Sale Motion”), which was approved by order dated March 27, 2023 [Docket No. 182];

1	The Debtor and the last four digits of its federal taxpayer identification number are: Lucira Health, Inc. (1037). The Debtor’s mailing address is 460 Center Street, #6397, Moraga, CA 94570.

2

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debtor’s Plan or Disclosure Statement (each as defined below), as applicable. The rules of interpretation set forth in Section I.B. of the Plan shall apply herein.

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d.	conducted an auction in furtherance of the sale of substantially all of the Debtor’s assets (the “Sale”), commencing on April 6, 2023, which was continued in open court on April 14, 2023;

e.	obtained on April 19, 2023, an order approving the Sale of the Debtor’s assets to the Buyer [Docket No. 286];

f.

filed, on June 7, 2023, the (i) Disclosure Statement for Chapter 11 Plan of Liquidation for Lucira Health, Inc. [Docket No. 360] (as may be amended, modified, or supplemented, the “Disclosure Statement”); (ii) Chapter 11 Plan of Liquidation for Lucira Health, Inc. [Docket No. 359] (as may be amended, modified, or supplemented, the “Plan”); and (iii) Debtor’s Motion for Entry of an Order (I) Approving the Disclosure Statement on an Interim Basis; (II) Establishing Solicitation and Tabulation Procedures; (III) Approving the Form of Ballot and Solicitation Materials; (IV) Establishing the Voting Record Date; (V) Fixing the Date, Time, and Place for the Combined Hearing and the Deadline for Filing Objections Thereto; and (VI) Granting Related Relief [Docket No. 361] (the “Disclosure Statement Motion”);

g.

filed, on July 21, 2023, the amended (i) Disclosure Statement for Chapter 11 Plan of Liquidation for Lucira Health, Inc. [Docket No. 488]; and (ii) Chapter 11 Plan of Liquidation for Lucira Health, Inc. [Docket No. 487];

h.

filed, on July 21, 2023, the Notice of Filing of Revised Proposed Order (I) Approving the Disclosure Statement on an Interim Basis; (II) Establishing Solicitation and Tabulation Procedures; (III) Approving the Form of Ballot and Solicitation Materials; (IV) Establishing the Voting Record Date; (V) Fixing the Date, Time, and Place for the Combined Hearing and the Deadline for Filing Objections Thereto; and (VI) Granting Related Relief [Docket No. 489];

i.	filed, on July 26, 2023, the Notice of Filing of (I) Further Revised Disclosure Statement for Chapter 11 Plan of Liquidation for Lucira Health, Inc., and (II) Blackline Thereof [Docket No. 506];

j.

filed, on July 27, 2023, the Notice of Filing of (I) Further Revised Chapter 11 Plan of Liquidation for Lucira Health, Inc., (II) Further Revised Disclosure Statement for Chapter 11 Plan of Liquidation for Lucira Health, Inc., and (III) Blacklines Thereof [Docket No. 511];

k.

obtained, on July 28, 2023, an order approving the adequacy of the Disclosure Statement on an interim basis and authorizing solicitation of the Plan [Docket No. 516] (the “Disclosure Statement Order”);

l.

caused, commencing on August 2, 2023, through their solicitation and balloting agent Donlin, Recano & Company, Inc. (“DRC”), the transmittal of the Plan solicitation materials to Holders of Claims and Interests each as described and defined in the Affidavit of Donlin Recano & Company Inc. Regarding Service of Solicitation Packages with Respect to Disclosure Statement for Chapter 11 Plan of Liquidation for Lucira Health, Inc. [Docket No. 555] (the “Solicitation Certificate”), including

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(i) transmittal of the Disclosure Statement, the Disclosure Statement Order, the Ballot, the confirmation hearing notice, and a return envelope (collectively, the “Solicitation Package”) to the voting Class of Holders of Claims, and (ii) transmittal of the confirmation hearing notice (the “Non-Voting Status Notice,” and together with the Solicitation Package, the “Solicitation Materials”) to the non-voting Classes of Holders of Claims and Interests, all in accordance with the Disclosure Statement Order;

m.	filed, on September 1, 2023, the Notice of Filing of Plan Supplement [Docket No. 608] (the “Plan Supplement”);

n.	filed, on September 13, 2023, the Amended Chapter 11 Plan of Liquidation for Lucira Health, Inc. [Docket No. 628];

o.

filed, on September 14, 2023, the Debtor’s Memorandum of Law in Support of Approval of the Disclosure Statement on a Final Basis and Confirmation of the Chapter 11 Plan of Liquidation for Lucira Health, Inc. (the “Confirmation Brief”);

p.

filed, on September 14, 2023, the Declaration of John Burlacu of Donlin, Recano & Company, Inc. Regarding the Solicitation and Tabulation of Votes Cast on Chapter 11 Plan of Liquidation for Lucira Health, Inc. (the “Voting Report”); and

q.

filed, on September 14, 2023, the (i) Michael Wyse, Independent Director of the Board of Directors of Lucira Health, Inc., in Support of Approval of the Disclosure Statement on a Final Basis and Confirmation of the Chapter 11 Plan of Liquidation for Lucira Health, Inc. (the “Wyse Declaration”); and (ii) Declaration of Jeffrey Nerland in Support of Confirmation of the Chapter 11 Plan of Liquidation for Lucira Health, Inc. (the “Nerland Declaration” and together with the Wyse Declaration, the “Declarations”);

And this Court having:

a.	entered the Disclosure Statement Order on July 28, 2023 [Docket No. 516];

b.	set September 8, 2023 at 4:00 p.m. (prevailing Eastern Time) as the deadline for Holders of Claims in Class 3 to accept or reject the Plan (the “Voting Deadline”);

c.

set September 12, 2023 at 4:00 p.m. (prevailing Eastern Time) as the deadline to file and serve objections to final approval of the Disclosure Statement as containing adequate information and confirmation of the Plan (the “Plan Objection Deadline”);

d.	set September 19, 2023 at 10:30 a.m. (prevailing Eastern Time) as the date and time for the commencement of the Combined Confirmation Hearing;

e.

reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Voting Report, the Declarations, the Confirmation Brief, and all related pleadings, statements, and exhibits filed on the docket in this Chapter 11 Case;

f.	held the Combined Confirmation Hearing on September 19, 2023;

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g.	considered all oral representations, testimony, exhibits, documents, filings, and other evidence presented at the Combined Confirmation Hearing;

h.

overruled any and all objections to the adequacy of the Disclosure Statement, the Plan and to Confirmation and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated;

i.

taken judicial notice of all papers and pleadings filed in this Chapter 11 Case, all evidence proffered or adduced in this Chapter 11 Case, and all arguments made at hearings held before the Court during the pendency of this Chapter 11 Case; and

j.	entered rulings on the record at the Confirmation Hearing held on September 19, 2023 (the “Confirmation Rulings”).

NOW THEREFORE, the Court having found that notice of the Combined Confirmation Hearing and the opportunity for any party in interest to object to final approval of the Disclosure Statement as containing adequate information and Confirmation of the Plan have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, that the legal and factual bases set forth in the documents filed in support of Confirmation, and that other evidence presented at the Combined Confirmation Hearing and the record in this Chapter 11 Case establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.   The findings and conclusions set forth herein and in the record of the Combined Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rule 7052 and 9014 of the

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Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.

2.   The Court has jurisdiction over this Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Court has exclusive jurisdiction to (a) determine whether the Disclosure Statement contains adequate information and should be approved on a final basis; (b) determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed; and (c) enter a final order with respect thereto. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. This is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

C.	Eligibility for Relief.

3.   The Debtor was and is an entity eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement of This Chapter 11 Case.

4.   On the Petition Date, the Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code. The Debtor continues to operate its business and manage its property as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No party has requested the appointment of a trustee or examiner.

E.	Appointment of the Creditors’ Committee.

5.   On March 7, 2023, the Office of the United States Trustee (the “U.S. Trustee”) appointed the Committee pursuant to section 1102 of the Bankruptcy Code [Docket No. 84]. No other statutory committee has been requested or appointed in this Chapter 11 Case. The Committee was disbanded on July 10, 2023 [Docket No. 467].

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F.	Burden of Proof—Final Approval of the Disclosure Statement and Confirmation of the Plan

6.   The Debtor, as proponent of the Disclosure Statement and Plan, has met its burden of proving (a) the Disclosure Statement contains adequate information and (b) the applicable elements under sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard for Confirmation.

G.	Judicial Notice.

7.   The Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation of the Plan) the docket of this Chapter 11 Case maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of this Chapter 11 Case.

H.	Plan Supplement.

8.   On September 1, 2023, the Debtor filed the Plan Supplement with the Court. The Plan Supplement (including as it may be subsequently modified, supplemented, or otherwise amended pursuant to its terms), complies with the terms of the Plan, and the Debtor provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Disclosure Statement Order, and the facts and circumstances of this Chapter 11 Case. No other or further notice is or will be required with respect to the Plan Supplement. The Plan Supplement consists of the following documents: (a) the Liquidating Trust Agreement and Identity and Compensation of the Liquidating Trustee; (b) Supplemental Schedule of Retained Causes of Action; and (c) the Schedule of Assumed Executory Contracts and Unexpired Leases. All documents included in the Plan Supplement are

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integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and this Confirmation Order, the Debtor shall have the right to alter, amend, update, or modify the Plan Supplement through the Effective Date.

I.	Plan Modifications.

9.   Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan included in the Amended Chapter 11 Plan of Liquidation of Lucira Health, Inc., filed on September 14, 2023, and any additional modifications to the Plan described or set forth in this Confirmation Order or in any Plan filed prior to this Confirmation Order (collectively, the “Plan Modifications”) constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These Plan Modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and Solicitation Materials served pursuant to the Disclosure Statement Order, and notice of these Plan Modifications was adequate and appropriate under the facts and circumstances of this Chapter 11 Case.

10.   In accordance with Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

J.	Objections Overruled.

11.   Any resolution or disposition of objections to final approval of the Disclosure Statement or Confirmation of the Plan explained or otherwise ruled upon by the Court on the

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record at the Combined Confirmation Hearing is hereby incorporated by reference. All remaining unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Disclosure Statement, Plan or Confirmation are overruled on the merits, with prejudice.

K.	Disclosure Statement Order.

12.   On July 28, 2023, the Court entered the Disclosure Statement Order, which, among other things: (a) approved the Disclosure Statement on an interim basis as containing adequate information within the meaning of section 1125 of the Bankruptcy Code; (b) approved the Solicitation Materials, including the solicitation and voting procedures (the “Solicitation and Voting Procedures”); (c) set September 8, 2023 at 4:00 p.m. (prevailing Eastern Time) as the Voting Deadline; (d) set September 12, 2023 at 4:00 p.m. (prevailing Eastern Time) as the Plan Objection Deadline; and (e) set September 19, 2023 at 10:30 a.m. (prevailing Eastern Time) as the date of the Combined Confirmation Hearing. The solicitation of votes complied with the Disclosure Statement Order, was appropriate and satisfactory in all respects based on the circumstances of this Chapter 11 Case, and was in compliance with section 1125 and 1126 of the Bankruptcy Code, along with any other applicable provisions of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and any other applicable Bankruptcy Rules, Local Rules, or applicable non-bankruptcy law.

L.	Notice.

13.   The Debtor provided due, adequate, and sufficient notice of the Disclosure Statement, the Disclosure Statement Order, the Plan, the Solicitation Materials, the notice of the Combined Confirmation Hearing (the “Combined Confirmation Hearing Notice”), the proposed assumption and rejection of Executory Contracts and Unexpired Leases and the proposed cure amounts, and all the other materials distributed by the Debtor in connection with Confirmation of the Plan and final approval of the Disclosure Statement, together with the Plan Objection Deadline,

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the Voting Deadline, and the Combined Confirmation Hearing, and any applicable bar dates and hearings described in the Disclosure Statement Order, in compliance with the Bankruptcy Rules, Local Rules, and the procedures set forth in the Disclosure Statement Order. No other or further notice is or shall be required.

M.	Solicitation.

14.   On September 14, 2023, the Debtor filed the Voting Report, which was admitted into evidence during the Combined Confirmation Hearing. As described in the Voting Report, the solicitation of votes on the Plan complied with the solicitation procedures set forth in the Disclosure Statement Motion and approved in the Disclosure Statement Order (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of this Chapter 11 Case, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations.

15.   As described in the Solicitation Certificate and the Voting Report, following entry of the Disclosure Statement Order, the Solicitation Packages were transmitted and served, including to all Holders of Claims in Class 3 (the “Voting Class”), in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rule 3017 and 3018, the Local Rules, the Disclosure Statement Order, and any applicable non-bankruptcy law. Transmission and service of the Solicitation Packages, which included the Combined Confirmation Hearing Notice, were timely, adequate, and sufficient. No further notice is required.

16.   The Solicitation Packages were distributed to Holders in the Voting Class that held a Claim as of July 25, 2023 (the “Voting Record Date”), which was the record date specified in the Disclosure Statement Order for the purpose of solicitation. The establishment and notice of the Voting Record Date were reasonable and sufficient. Additionally, the period during which

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Holders in the Voting Class had to submit acceptances or rejections to the Plan was reasonable and sufficient for such Holders to make an informed decision to accept or reject the Plan.

17.   As described in the Solicitation Certificate, following entry of the Disclosure Statement Order, the Non-Voting Status Notice was transmitted and served, including to all Holders of Claims or Interests in Class 1, Class 2, Class 4, and Class 5. As set forth in the Plan, Holders of Claims in Class 1 and Class 2 are Unimpaired, conclusively presumed to accept the Plan, and therefore, did not vote to accept or reject the Plan. Holders of Claims or Interests in Class 4 and 5 (collectively, the “Deemed Rejecting Classes”) are Impaired, entitled to no recovery under the Plan, and therefore conclusively presumed to reject the Plan.

N.	Voting.

18.   As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and any applicable non-bankruptcy law.

19.   As set forth in the Voting Report, Class 3 voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code. Based on the foregoing, and as evidenced by the Voting Report, at least one Impaired Class of Claims (excluding the acceptance by any insiders of the Debtor) has voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code.

O.	Bankruptcy Rule 3016.

20.   The Plan and all modifications thereto are dated and identify the Entity submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtor appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan

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describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

P.	Bankruptcy Rule 3017.

21.   The Debtor provided proper and sufficient notice of the Combined Confirmation Hearing, as required by Bankruptcy Rule 3017(d), as modified by the Disclosure Statement Order. The Solicitation and Voting Procedures, pursuant to which the Plan and Disclosure Statement were provided to the Voting Class and the Combined Confirmation Hearing Notice was provided to all parties, were adequate, satisfied Bankruptcy Rule 3017(e), and were in accordance with the Disclosure Statement Order.

Q.	Bankruptcy Rule 3018.

22.   The solicitation of votes to accept or reject the Plan from the Voting Class satisfies Bankruptcy Rule 3018(a). The Plan was transmitted to all parties in interest entitled to vote thereon, sufficient time was prescribed for such entities to accept or reject the Plan, and the Solicitation and Voting Procedures complied with sections 1125 and 1126 of the Bankruptcy Code, thereby satisfying Bankruptcy Rule 3018(b). The Ballot provides for acceptances or rejections of the Plan to be in writing, signed by the Holder of Claims in the Voting Class, and generally conform to the information required in the appropriate Official Form. The Solicitation Materials, including the Ballot, satisfy the requirements of Bankruptcy Rule 3018(c).

R.	Plan Complies with Bankruptcy Code Requirements—Section 1129(a)(1).

23.   The Plan complies with all applicable provisions of the Bankruptcy Code, as required by Section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 thereof.

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(a)	Proper Classification—Sections 1122 and 1123.

24.   The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into 5 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications were not implemented for any improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(b)	Specified Unimpaired Classes—Section 1123(a)(2).

25.   The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code.

Class	Designation
1	Secured Claims
2	Other Priority Claims

26.   Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, and Allowed Priority Tax Claims will be paid in full (unless a Holder of such Claim consents to alternative treatment) in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan.

(c)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

27.   The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes

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(the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
3	General Unsecured Claims
4	Section 510(b) Claims
5	Interests

(d)	No Discrimination—Section 1123(a)(4).

28.   The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtor for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

(e)	Adequate Means for Implementation—Section 1123(a)(5).

29.   The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan, and in the exhibits to the Plan, provide in detail adequate and proper means for the Plan’s implementation, including regarding: (a) the consummation of the Plan, including the wind-down and dissolution of the Debtor and the vesting of the assets in the Liquidating Trust; (b) the sources of consideration for Plan distributions; (c) the authorization for the Debtor and the Liquidating Trustee, as applicable, to take all actions contemplated under or necessary, advisable, or appropriate to implement or effectuate the Plan; (d) the settlement of Claims and Interests as set forth in the Plan; (e) the preservation and vesting of certain Retained Causes of Action in the Liquidating Trust; (f) the treatment of Executory Contracts and Unexpired Leases; and (g) the taking of all necessary and appropriate actions by the Debtor to effectuate the transactions under and in connection with the Plan.

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(f)	Non-Voting Equity Securities—Section 1123(a)(6).

30.   The Plan does not provide for the issuance of equity or other securities of the Debtor, including non-voting equity securities. Accordingly, the requirements of section 1123(a)(6) of the Bankruptcy Code are inapplicable.

(g)	Directors and Officers—Section 1123(a)(7).

31.   The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article IV.F.2 of the Plan, as of the Effective Date, the existing board of directors of the Debtor shall be deemed to have resigned and the employees or officers of the Debtor terminated without any further action required. From and after the Effective Date, the Liquidating Trustee shall be authorized to act on behalf of the Estate, provided that the Liquidating Trustee shall have no duties other than as expressly set forth in the Plan, in this Confirmation Order, and in the Liquidating Trust Agreement, as applicable. The identity of the Liquidating Trustee, along with the nature of any compensation for such person or persons, is disclosed in the Plan Supplement. The appointment of the Liquidating Trustee is consistent with the interests of creditors and with public policy.

(h)	Debtor Is Not an Individual—Section 1123(a)(8) and 1123(c).

32.   The Debtor is not an individual. Accordingly, the requirements of sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are inapplicable.

(i)	Impairment / Unimpairment of Classes—Section 1123(b)(1).

33.   The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan leaves each Class of Claims and Interests Impaired or Unimpaired.

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(j)	Treatment of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

34.   The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the automatic rejection of the Debtor’s Executory Contracts and Unexpired Leases (other than the D&O Policies) not previously rejected, assumed, or assumed and assigned during this Chapter 11 Case under section 365 of the Bankruptcy Code, nor scheduled to be assumed under the Plan, the Plan Supplement, or the Sale Order. The Debtor’s determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtor, are necessary to the implementation of the Plan, and are in the best interests of the Debtor, its Estate, Holders of Claims, and other parties in interest in this Chapter 11 Case.

(k)	Release, Exculpation, Injunction, and Preservation of Claims and Causes of Action— Section 1123(b)(3).

35.   The Court has jurisdiction under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(e) to approve the releases, injunctions, and exculpations set forth in Article IX of the Plan. Section 105(a) of the Bankruptcy Code permits issuance of the injunctions and approval of the releases and exculpations set forth in Article IX of the Plan because, as has been established here and based upon the record in this Chapter 11 Case and the evidence proffered or adduced at or prior to the Combined Confirmation Hearing, such provisions: are (a) made in exchange for good and valuable consideration; (b) are essential to the formulation and implementation of the Plan; (c) confer substantial benefits on the Debtor and its Estate; (d) are integral to and non-severable from the Plan; (e) are fair, equitable, and reasonable; and (f) are in the best interests of the Debtor, its Estate, creditors, and other parties in interest.

36.   Debtor Release. The releases of Claims and Causes of Action by the Debtor, as described in Article IX.A. of the Plan in accordance with section 1123(b) of the Bankruptcy Code

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(the “Debtor Release”) represents a valid exercise of the Debtor’s business judgment. The Debtor Release is integral to the Plan. Also, the Debtor Release is: (a) in exchange for good and valuable consideration provided by the Debtor Released Parties; (b) a good-faith settlement and compromise of the Claims released in Article IX.A. of the Plan; (c) given, and made, after due notice and opportunity for a hearing; and (d) a bar to the Debtor asserting a Claim or Cause of Action released by Article IX.A. of the Plan. The Debtor Release does not include (a) any post-Effective Date obligations of any party or entity under the Plan; (b) any obligations under or in respect of the Sale Order or the APA; and (c) to the extent of the applicable Insurance Policies, the Investigation Causes of Action. Accordingly, the Debtor Release is fair, reasonable, supported by adequate consideration, in the best interest of the Estate, and appropriate under the facts and circumstances of this Chapter 11 Case.

37.   Third-Party Release. The release of Claims and Causes of Action by the Releasing Parties, as described in Article IX.B. of the Plan (the “Third-Party Release”), was consensually provided after due notice and an opportunity for a hearing and is an essential provision of the Plan. It provides finality for the Debtor and the Estate, the Committee, and the other Creditor Released Parties regarding the parties’ respective obligations under the Plan and the transactions contemplated therein.

38.   Notice of the Third-Party Release was provided to all Holders of Claims and Interests and such notice was adequate and appropriate under the facts and circumstances of this Chapter 11 Case. The Combined Confirmation Hearing Notice was sent to Holders of Claims and Interests and published in The New York Times on August 7, 2023, and the Ballots and notice, as applicable, sent to Holders of Claims or Interests unambiguously stated that the Plan contains the Third-Party Release and that each such Holder of Claims may elect to grant such Third-Party

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Release through a Release Opt-In. The release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the Ballot, and the Combined Confirmation Hearing Notice. The Third-Party Release provides appropriate and specific disclosure with respect to the Claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure or notice is necessary.

39.   Exculpation. The exculpation provision described in Article IX.C. of the Plan (the “Exculpation”) is necessary and appropriate to the Plan. The Exculpation is narrowly tailored to protect estate fiduciaries from inappropriate litigation and to exclude actions found to have constituted actual intentional fraud, willful misconduct, or gross negligence. The Exculpated Parties subject to the Exculpation have, and upon entry of this Confirmation Order, will be deemed to have participated in good faith and in compliance with all applicable laws with regard to the negotiation and implementation of, among others, the Debtor’s in-court restructuring efforts, the Disclosure Statement, the Sale Motion, the Plan, the Plan Supplement, or any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission occurring on or after the Petition Date through the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person, but in all respects such Entities shall be entitled to reasonably rely upon the written advice of counsel with respect to their duties and

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responsibilities pursuant to the Plan, and therefore, are not, and on account of such acts or omissions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the foregoing as set forth herein.

40.   Injunction. The injunction provision set forth in Article IX.D. of the Plan is essential to the Plan and necessary to preserve and enforce the Debtor Release, the Third-Party Release, and the Exculpation, each as set forth in Articles IX.A, IX.B., and IX.C. of the Plan respectively.

41.   Retention of Retained Causes of Action. The Retained Causes of Action are essential to the Plan and appropriate under the facts and circumstances of this Chapter 11 Case.

42.   Pursuant to section 1123(b)(3) of the Bankruptcy Code, the releases, injunctions, and exculpations set forth in the Plan, as implemented by this Confirmation Order, are fair, equitable, reasonable, and in the best interests of the Debtor, its Estate, and all Holders of Claims or Interests. The record at the Combined Confirmation Hearing and in this Chapter 11 Case is sufficient to support the releases, injunctions, and exculpations provided for in Article IX of the Plan. Accordingly, based upon the representations and arguments of counsel to the Debtor, the Declarations, the testimony either actually given or proffered at the Combined Confirmation Hearing, any other evidence introduced at the Combined Confirmation Hearing, and the full record of this Chapter 11 Case, the Court finds that the releases, injunctions, and exculpations set forth in Article IX of the Plan are consistent with the Bankruptcy Code and applicable law.

43.   Additionally, and in accordance with section 1123(b) of the Bankruptcy Code, the Retained Causes of Action are preserved and transferred to the Liquidating Trust on the Effective Date. Any recovery by any Entity or party from any of the Debtor’s current or former officers or directors on the Retained Causes of Action or any Non-Released D&O Claims shall be limited to

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and satisfied solely by available insurance, if any, provided under the D&O Policies, after payment from such D&O Policies of any and all covered costs and expenses incurred in connection with the defense of the Retained Causes of Action and the Non-Released D&O Claims, subject to the provisions of any such D&O Policies and applicable law. No Entity or other party, including the Liquidating Trustee and any other trustee or any beneficiary of the Liquidating Trust, shall have a right to recover from any of the Debtor’s current or former officers or directors on the Retained Causes of Action or any Non-Released D&O Claims outside, or in excess, of the available insurance under the D&O Policies, including in each case by way of settlement or judgment, execution, garnishment, or any other attempt to collect, directly or indirectly, from personal assets of the Debtor’s current or former officers or directors with respect to the Retained Causes of Action or the Non-Released D&O Claims.

44.   Except as otherwise provided herein, as of the Effective Date, all releases, exculpations, and injunctions set forth in the Plan and this Confirmation Order shall be effective and binding on all persons. The Plan and this Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for in, or resolved pursuant to, the Plan and this Confirmation Order, including the release, injunction, and exculpation provisions contained in the Plan and this Confirmation Order. Accordingly, the Plan is consistent with section 1123(b)(3) of the Bankruptcy Code.

(l)	Treatment of Rights of Holders of Claims—1123(b)(5)

45.   The Plan is consistent with section 1123(b)(5) of the Bankruptcy Code. Article III of the Plan modifies or leaves unaffected, as is applicable, the rights of certain Holders of Claims, as permitted by section 1123(b)(5) of the Bankruptcy Code.

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(m)	Additional Plan Provisions—Section 1123(b)(6).

46.   The other discretionary provisions in the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

S.	Debtor Complies with Bankruptcy Code Requirements—Section 1129(a)(2).

47.   The Debtor complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, the Debtor:

a.	is an eligible debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code; and

b.

complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable non-bankruptcy law, rule and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Packages and the Non-Voting Status Notice, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

T.	Plan Proposed in Good Faith—Section 1129(a)(3).

48.   The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtor proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of this Chapter 11 Case, the Sale Motion, the Plan itself, and the process leading to Confirmation, including the support of Holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. This Chapter 11 Case was filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtor to implement the Sale for the maximum benefit of all parties in interest, and all other contemplated actions and transactions, and maximize the value of the Estate and the recoveries to Holders of Claims and Interests.

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U.	Payment for Services or for Costs and Expenses—Section 1129(a)(4).

49.   The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtor in connection with this Chapter 11 Case, or in connection with the Plan and incident to this Chapter 11 Case, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

V.	Directors, Officers, and Insiders—Section 1129(a)(5).

50.   Because the Plan provides for the dissolution of the existing board of directors of the Debtor and that any remaining directors or officers of the Debtor shall be dismissed, section 1129(a)(5) of the Bankruptcy Code does not apply to the Debtor. To the extent section 1129(a)(5) applies to the Liquidating Trust, they have satisfied the requirements of this provision by, among other things, disclosing the identity and compensation of the Liquidating Trustee.

W.	No Rate Change—Section 1129(a)(6).

51.   Section 1129(a)(6) of the Bankruptcy Code is not applicable to this Chapter 11 Case. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

X.	Best Interest of the Creditors—Section 1129(a)(7).

52.   The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis filed on July 26, 2023 and any other evidence related thereto in support of the Plan that was proffered or adduced in the Declarations or at, prior to, or in connection with the Combined Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover more

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under the Plan on account of such Claim or Interest, as of the Effective Date, than such Holder would receive if the Debtor was liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

Y.	Acceptance by Certain Classes—Section 1129(a)(8).

53.   Classes 1 and 2 are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 3, 4, and 5 are Impaired under the Plan, and Class 3 has voted to accept the Plan pursuant to section 1126(c) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtor seeks Confirmation under section 1129(b), solely with respect to the Deemed Rejecting Classes, rather than section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

Z.	Treatment of Claims Entitled to Priority Under Section 507(a)—1129(a)(9).

54.   The Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. The treatment of Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan and of Secured Claims and Other Priority Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with the treatment required by section 1129(a)(9) of the Bankruptcy Code for each of the various claims specified in sections 507(a)(1)–(8) of the Bankruptcy Code.

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AA.	Acceptance by at Least One Impaired Class—Section 1129(a)(10).

55.   The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced in the Voting Report, Class 3 voted to accept the Plan by the requisite numbers and amounts of Claims specified under section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

BB.	Feasibility—Section 1129(a)(11).

56.   The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtor at or before the Combined Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Plan may be implemented and has a reasonable likelihood of success; (e) establishes that the Debtor or the Liquidating Trustee, as applicable, will have sufficient funds available to meet their obligations under the Plan; and (f) establishes that the Liquidating Trustee, as applicable, will have the financial wherewithal to satisfy their obligations following the Effective Date.

CC.	Payment of Statutory Fees—Section 1129(a)(12).

57.   The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.D. of the Plan provides for the payment of all fees and charges assessed against the Estate under 28 U.S.C. § 1930.

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DD.	Continuation of Employee Benefits—Section 1129(a)(13).

58.   The Debtor does not have any obligation to pay retiree benefits (as defined in section 1114 of the Bankruptcy Code). Therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable to this Chapter 11 Case or the Plan.

EE.	Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

59.   Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to this Chapter 11 Case. The Debtor owes no domestic support obligations, is not an individual, and is not a nonprofit corporation.

FF.	“Cram Down” Requirements—Section 1129(b).

60.   The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable and meets the requirements that no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in full on account of its Claim or Interest. Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated Claim and Interest Holders will receive substantially similar treatment on account of their Claims or Interests, as applicable, in such class. As set forth in the Plan, Class 4 and Class 5 Claims and Interests shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Claims and Interests

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shall not receive any distributions under the Plan on account of such Claim or Interest. Therefore, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

GG.	Only One Plan—Section 1129(c).

61.   The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in this Chapter 11 Case.

HH.	Principal Purpose of the Plan—Section 1129(d).

62.   The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

II.	No Small Business Case—Section 1129(e).

63.   The Chapter 11 Case is not a small business case and, accordingly, section 1129(e) of the Bankruptcy Code does not apply.

JJ.	Good Faith Solicitation—Section 1125(e).

64.   The Debtor acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all of its activities relating to support and consummation of the Plan, including the solicitation and receipt of acceptances of the Plan, and it is entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

KK.	Satisfaction of Conditions Precedent to the Effective Date.

65.   Each of the conditions precedent to the Effective Date, as set forth in Article VIII of the Plan, has been or is reasonably likely to be satisfied or, as applicable, waived in accordance with Article VIII of the Plan.

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LL.	Implementation.

66.   All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length, are in the best interests of the Debtor and its Estate, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal, state, or local law. The Debtor and the Liquidating Trustee are authorized to take any action reasonably necessary, advisable, or appropriate to consummate such agreements and the transactions contemplated thereby.

MM.	Disclosure of All Material Facts.

67.   The Debtor disclosed all material facts regarding the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtor or the Liquidating Trustee, as applicable.

NN.	Insurance Preservation.

68.   The Debtor’s D&O Policies have been in full force and effect throughout this Chapter 11 Case and remain, and will continue to remain, in full force and effect upon entry of this Confirmation Order.

69.   Nothing in the Plan, this Confirmation Order, or the Liquidating Trust Agreement, alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms and conditions thereof or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtor’s rights and its Estate’s rights under any Insurance Policy to which the Debtor and/or the Debtor’s Estate may be beneficiaries shall vest with the

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Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries and all of the beneficiaries of such policies. The Debtor shall be deemed to have assumed only the D&O Policies, and any Insurance Policy other than a D&O Policy shall be deemed terminated on the Effective Date.

OO.	Executory Contracts and Unexpired Leases.

70.   The Debtor satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption, assumption and assignment, and rejection of Executory Contracts and Unexpired Leases pursuant to the Plan. Under Article V of the Plan, except as otherwise provided in the Plan (which exclusion includes the Insurance Policies), on the Effective Date, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date or identified on the Schedule of Assumed Executory Contracts and Unexpired Leases.

71.   The Debtor provided sufficient evidence of adequate assurance of future performance for each of the Executory Contracts that are being assumed, or assumed and assigned, by the Debtor pursuant to the Plan. The Debtor cured or provided adequate assurance that the Debtor will cure any defaults (including by paying any Cure claims) under or relating to each of the Executory Contracts that are being assumed by the Debtor. Subject to the satisfaction of any applicable Cure claim as set forth in Article V of the Plan, each assumption, assumption and assignment, or rejection of an Executory Contract or Unexpired Lease pursuant to this Confirmation Order and in accordance with Article V of the Plan, or otherwise by order of this Court, shall be legal, valid, and binding upon the Debtor or the Liquidating Trustee, as applicable, and all non-Debtor persons or entities party to such Executory Contract or Unexpired Lease.

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PP.	Satisfaction of Confirmation Requirements.

72.   Based on the foregoing, the Declarations, and all other pleadings and evidence proffered or adduced at or prior to the Combined Confirmation Hearing, the Plan satisfies the requirements of section 1129 of the Bankruptcy Code.

ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

73.   Approval of the Disclosure Statement. The Disclosure Statement is approved on a final basis as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

74.   Confirmation of the Plan. The Plan, attached hereto as Exhibit A, as and to the extent modified by this Confirmation Order, is approved and confirmed in its entirety pursuant to section 1129 of the Bankruptcy Code. All Plan documents necessary for implementation of the Plan, including those in the Plan Supplement, are hereby approved and incorporated herein by reference as an integral part of this Confirmation Order. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of this Confirmation Order that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

75.   Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Combined Confirmation Hearing in relation to Confirmation are hereby incorporated into this

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Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Combined Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

76.   Headings. Headings utilized in this Confirmation Order are for convenience of reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

77.   Objections. All objections (including any reservations of rights contained therein) to the adequacy of the information contained in the Disclosure Statement or to approval of Confirmation of the Plan that have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or are not otherwise resolved as stated by the Debtor on the record of the Combined Confirmation Hearing, are OVERRULED on the merits and in their entirety, and all withdrawn objections are deemed withdrawn with prejudice.

78.   Immediate Binding Effect. Notwithstanding Bankruptcy Rules 3020(e) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, this Confirmation Order, and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Liquidating Trustee, all Holders of Claims against and Interests in the Debtor (regardless of whether any such Holder has voted or failed to vote to accept or reject the Plan and regardless of whether any such Holder is entitled to receive any distribution under the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity

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acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and all parties in interest.

79.   Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in this Chapter 11 Case, all documents and agreements executed by the Debtor as authorized and directed thereunder and all motions or requests for relief by the Debtor pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtor and the Liquidating Trustee, as applicable, and their respective successors and assigns.

80.   Classification and Treatment. The Plan’s classification scheme is approved. The terms of the Plan shall govern the classification and treatment of Claims and Interests for purposes of the distributions to be made thereunder.

81.   Subordination of Claims. The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor or the Liquidating Trustee (as applicable) reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

82.   Insurance. Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the

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balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

83.   Authorization to Implement the Plan. Pursuant to sections 1142(b) of the Bankruptcy Code, section 303 of the Delaware General Corporation Law, and any comparable provision of the business corporation law of any other state, as applicable, the Debtor and the Liquidating Trustee, as applicable, are authorized to take or cause to be taken all corporate action necessary and appropriate to implement all provisions of, and to consummate the Plan, and to execute, enter into, or otherwise make effective all documents arising in connection therewith, including without limitation the Liquidating Trust Agreement, prior to, on, or after the Effective Date.

84.   On and after the Effective Date, the Liquidating Trustee is authorized to do all things and to execute and deliver all agreements, documents, instruments, notices, and certificates as are contemplated by the Plan or the applicable Trust Agreement, and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtor.

85.   The approvals and authorizations set forth in this Confirmation Order are not intended to limit the authority of the Debtor or the Liquidating Trustee to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan, the Plan Supplement, the Liquidating Trust Agreement, or this Confirmation Order.

86.   Vesting of the Assets. On the Effective Date, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in the Plan.

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87.   Plan Transactions. On the Effective Date or as soon reasonably practicable thereafter, the Debtor and the Liquidating Trustee (as applicable) may take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, but not limited to, (1) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with the Plan; (3) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (4) any and all other actions that the Debtor or the Liquidating Trustee (as applicable) determine are necessary or appropriate to effectuate the Plan.

88.   All actions contemplated by the Plan are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtor or the Liquidating Trustee, as applicable, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

89.   Liquidating Trust. On the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement. Upon establishment of the Liquidating Trust, title to the Liquidating Trust Assets (including specifically the rights to collect under the Debtor’s existing Insurance Policies, including the primary director and officer liability, employment practices liability, or fiduciary liability insurance policies and any claims arising

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thereunder, and all Estate Claims) shall be deemed transferred to the Liquidating Trust without any further action of the Debtor or Related Parties of the Debtor. The Liquidating Trust shall succeed to all rights, interests, and obligations of the Debtor and the Estate under the APA.

90.   Pursuant to section 1141 of the Bankruptcy Code, all property transferred to the Liquidating Trust shall be made free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as may be otherwise provided in the Plan. Upon completion of the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtor will have no further interest in, or with respect to, the Liquidating Trust Assets or the Liquidating Trust. For all U.S. federal income tax purposes, and subject to the DOF Election described at Article IV.C.5(h) of the Plan, all parties (including, without limitation, the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust in accordance with the terms of the Plan and this Confirmation Order as a transfer to the Liquidating Trust Beneficiaries, followed by a transfer by such Liquidating Trust Beneficiaries to the Liquidating Trust, and the Liquidating Trust Beneficiaries will be treated as the grantors and owners thereof.

91.   The Liquidating Trust Assets shall be distributed by the Liquidating Trust as set forth in the Plan and Liquidating Trust Agreement.

92.   On the Effective Date, the Debtor shall execute a Liquidating Trust Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Liquidating Trust Agreement made by the Debtor will be ratified. The Liquidating Trust Agreement will contain provisions permitting the amendment or modification of the Liquidating Trust Agreement necessary to implement the provisions of the Plan.

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93.   The Liquidating Trust shall be established for, among other purposes, the purpose of (a) receiving and holding the Liquidating Trust Assets; (b) administering, disputing, objecting to, compromising, or otherwise resolving all General Unsecured Claims; (c) making distributions to the Liquidating Trust Beneficiaries in accordance with the Plan and Liquidating Trust Agreement; (d) maximizing recoveries for the benefit of the Liquidating Trust Beneficiaries; and (e) commencing and pursuing the Retained Causes of Action and managing and administering any proceeds thereof, with no objective to continue or engage in the conduct of a trade or business in accordance with Treas. Reg. § 301.7701-4(d). Subject to the DOF Election, the Liquidating Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes (including consistent reporting for valuation purposes); provided, that all such reporting shall be in accordance with the APA, including the filing of IRS Form 8594 and all U.S. federal, state, and local tax returns, consistent with the Allocation (as defined in the APA).

94.   On the Effective Date, the Liquidating Trustee shall be deemed appointed to serve as the trustee and administrator of the Liquidating Trust established pursuant to the Plan and the Liquidating Trust Agreement. The Liquidating Trustee shall have each of the rights, responsibilities, powers, and authority that are set forth in Article IV.C.5. of the Plan and the Liquidating Trust Agreement.

95.   The Liquidating Trust shall be dissolved upon the earlier of (a) the distribution of all of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries; and (b) the fifth

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anniversary of the creation of the Liquidating Trust; provided that, if warranted by the facts and circumstances involved in resolving or monetizing any Liquidating Trust Assets, upon application to, and if approved by, the Bankruptcy Court upon a finding that such extension is necessary or appropriate for purposes of resolving or monetizing such Liquidating Trust Assets and distributing the proceeds to Liquidating Trust Beneficiaries, the term of the Liquidating Trust may be extended by the Liquidating Trustee for a specified term in accordance with applicable tax laws and regulations.

96.   No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Liquidating Trustee, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for making payments and distributions in accordance with the Plan and the Liquidating Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Liquidating Trust Agreement.

97.   Government Approvals Not Required. Except if explicitly stated otherwise in the Plan or this Confirmation Order, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan, the Plan Supplement, and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan, the Plan Supplement and the Disclosure Statement.

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98.   Retention of Retained Causes of Action. Notwithstanding anything to the contrary herein or in the Plan, the Retained Causes of Action are preserved and transferred to the Liquidating Trust on the Effective Date in accordance with section 1123(b) of the Bankruptcy Code. Notwithstanding anything to the contrary in the Plan, (a) any recovery by any Entity or party from any of the Debtor’s current or former officers or directors on the Retained Causes of Action or any Non-Released D&O Claims shall be limited to and satisfied solely by available insurance, if any, provided under the D&O Policies, after payment from such D&O Policies of any and all covered costs and expenses incurred in connection with the defense of the Retained Causes of Action and the Non-Released D&O Claims, subject to the provisions of any such D&O Policies and applicable law; and (b) no Entity or other party, including the Liquidating Trustee and any other trustee or any beneficiary of the Liquidating Trust, shall have a right to recover from any of the Debtor’s current or former officers or directors on the Retained Causes of Action or any Non-Released D&O Claims outside, or in excess, of the available insurance under the D&O Policies, including in each case by way of settlement or judgment, execution, garnishment, or any other attempt to collect, directly or indirectly, from the personal assets of the Debtor’s current or former officers or directors with respect to the Retained Causes of Action or the Non-Released D&O Claims.

99.   Compromises and Settlements Under the Plan. Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan will constitute a good faith compromise and settlement of all rights and claims of the Debtor that are being settled pursuant to the Plan. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the

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Debtor and its Estate, and is fair, equitable and reasonable. Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them (among any other party who has expressly entered into a written settlement). The treatment of claims and interests is being afforded pursuant to Confirmation by satisfying the requirements of Section 1129.

100.   Section 1145 Exemption. To the extent that the Liquidating Trust Interests are deemed to be “securities” under any applicable law, the issuance of such Liquidating Trust Interests, as applicable, under the Plan are exempt from registration under the Securities Act of 1933, all rules and regulations promulgated thereunder, or other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

101.   Section 1146 Exemption. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to the transfer of the Liquidating Trust Assets to the Liquidating Trust.

102.   No Revesting of Trust Assets. No Liquidating Trust Asset will revest in the Debtor on or after the date such asset is transferred to the Liquidating Trust, but will vest upon such transfer in the Liquidating Trust to be administered by the Liquidating Trustee in accordance with the Plan and the Liquidating Trust Agreement.

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103. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan or in this Confirmation Order (which exclusion includes the Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date or identified on the Schedule of Assumed Executory Contracts and Unexpired Leases.

104. Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Documents, the Plan or this Confirmation Order, and payment of any cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

105. Insurance Preservation. Nothing in the Plan, this Confirmation Order, or the Liquidating Trust Agreement, alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms and conditions thereof or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtor’s rights and its Estate’s rights under any Insurance Policy to which the Debtor and/or the Debtor’s Estate may be beneficiaries shall vest with the Liquidating Trust for the benefit of the Liquidating Trust

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Beneficiaries and all of the beneficiaries of such policies. The Debtor shall be deemed to have assumed only the D&O Policies, and any Insurance Policy other than a D&O Policy shall be deemed terminated on the Effective Date.

106. Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or in this Confirmation Order, the timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan, the Plan Supplement, or this Confirmation Order, as applicable.

107. Professional Compensation. All requests for payment of Professional Fee Claims by Retained Professionals (other than OCPs) for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five (45) days after the Effective Date. Objections to Professional Fee Claims must be Filed and served no later than fourteen (14) days after the Filing of the Professional Fee Claim; provide, however, that the Liquidating Trustee shall not File an objection to Professional Fee Claims. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Retained Professionals (other than OCPs) after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. For the avoidance of doubt, any fees and costs incurred by Retained Professionals in responding to objections to Professional Fee Claims shall be Administrative Claims compensable in an amount allowed by the Bankruptcy Court. Unless otherwise agreed to by the Debtor and the Retained Professional, the Liquidating Trustee shall pay Professional Fee Claims that are Allowed by Final Order following the Effective Date in Cash from the Professional Fee Reserve within five (5) Business Days of the entry of such Final Order.

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108. All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Liquidating Trustee (as applicable) from the Professional Fee Reserve as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order.

109. Return of Deposits. All utilities, including, but not limited to, any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during this Chapter 11 Case, must return such deposit or other form of adequate assurance of performance to the Liquidating Trustee promptly following the occurrence of the Effective Date, if not returned or applied earlier.

110. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable and not an obligation of Buyer under the APA or related Sale documents, the Debtor, Liquidating Trustee, the Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. The Liquidating Trustee shall (1) withhold, deduct, and pay over to the appropriate governmental authority any amount required to be withheld under tax laws with respect to any distribution pursuant to the Liquidating Trust Agreement; and (2) comply with any reporting requirements imposed by any federal, state, local, or foreign taxing authority. The Liquidating Trustee may withhold all or the appropriate portion of any distribution due to any Liquidating Trust Beneficiary until such time as such Liquidating Trust Beneficiary provides the necessary information to comply with any withholding requirements of any governmental authority. Any

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tax withheld shall be treated as distributed and received by the applicable beneficiary for all purposes of the Liquidating Trust Agreement and Plan. If a beneficiary fails to provide the information necessary to comply with any withholding requirements of any governmental authority on or before the day that is six (6) months after the Effective Date of the Plan, then such beneficiary’s distribution may be treated as unclaimed property in accordance with the Liquidating Trust Agreement.

111. Procedures for Resolving Disputed or Unliquidated Claims. The procedures governing resolution of disputed or unliquidated claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety. As set forth therein, on or after the Effective Date, the Liquidating Trustee shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to all Claims or Interests, including General Unsecured Claims, Administrative Claims (other than Professional Fee Claims), Other Priority Claims, and Priority Tax Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; (3) make distributions to Holders of Allowed Claims; (4) reconcile all Claims (other than Professional Fee Claims); and (5) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

112. Claims Register. Any Claim that has been paid, satisfied, or assumed by Buyer in the Sale, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtor, or the Liquidating Trustee, as applicable, without an objection to such Claim having to be Filed following notice filed on the docket (i.e., a notice of satisfaction of claims) in the Bankruptcy Court of such adjustment or expungement. .

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113. Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, or not subordinated, by virtue of an agreement made with the Debtor or its counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Plan Supplement, the Disclosure Statement, or other papers filed with the Court or evidenced by a written instrument acknowledged by the Debtor or its counsel before the Confirmation Date.

114. Debtor Release, Third-Party Release, Exculpation, Injunction, and Related Provisions Under the Plan. The releases, injunctions, exculpations, and related provisions set forth in Article IX of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party.

115. Term of Injunctions or Stays. Except as otherwise provided in the Plan or this Confirmation Order, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under the Plan (1) all injunctions with respect to or stays against an action against property of the Debtor or the Debtor’s Estate arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtor or the Debtor’s Estate; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Case is closed pursuant to a Final Order of the Bankruptcy Court, or (b) the date that the Chapter 11 Case is dismissed pursuant to a Final

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Order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely.

116. Nonseverability of Plan Provisions. Each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtor and the Liquidating Trustee (as applicable); and (c) non-severable and mutually dependent.

117. Preservation of Books and Records. In accordance with the Plan and the Liquidating Trust Agreement, on the Effective Date, or at such other time as is reasonably convenient to the Liquidating Trustee and the Debtor, the Debtor shall provide to the Liquidating Trust timely access to all of the books and records of the Debtor in the Debtor’s possession. The Debtor shall also instruct any third parties or professionals possessing such books and records (including computer generated or computer maintained books, records, and data) to permit access to such books and records as may be reasonably requested by the Liquidating Trustee.

118. Notice of Subsequent Pleadings. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in this Chapter 11 Case after the Effective Date is required to be served upon only the following parties: (a) the U.S. Trustee; (b) any party known to be directly affected by the relief sought by such pleadings; and (c) any party that specifically requests additional notice in writing to the Debtor or the Liquidating Trustee, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. DRC shall not be required to file updated service lists.

119. Post-Confirmation Reports. The Debtor shall file all monthly operating reports due prior to the Effective Date when they become due using UST Form 11-MOR. After the Effective Date, the Debtor, until such time it is dissolved, and the Liquidating Trustee shall each

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file with the Bankruptcy Court UST Form 11-PCR reports when they become due. The Debtor and the Liquidating Trustee shall remain obligated to pay the Statutory Fees to the Office of the U.S. Trustee until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Neither the U.S. Trustee nor any other Governmental Unit is required to File a request for an Administrative Claim for Statutory Fees, and the Office of the U.S. Trustee shall not be treated as providing any release under the Plan.

120. Post-Confirmation Modifications. Following the entry of this Confirmation Order, the Debtor or the Liquidating Trustee may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

121. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

122. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law or any requirements related thereto.

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123. Notice of Effective Date. The Debtor or the Liquidating Trustee, as applicable, shall serve notice of entry of this Confirmation Order, of the occurrence of the Effective Date, and of appliable deadlines (the “Notice of Effective Date”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all parties served with the Combined Confirmation Hearing Notice within seven Business Days after the Effective Date; provided that no notice of any kind shall be required to be mailed or made upon any Entity to whom the Debtor mailed notice of the Combined Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtor has been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements.

124. The Notice of Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. The above-referenced notices are adequate under the particular circumstances of this Chapter 11 Case and no other or further notice is necessary.

125. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.

126. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

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127. Final, Appealable Order. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by this Court. This Confirmation Order is a Final Order and shall be effective and enforceable immediately upon entry, and its provisions shall be self-executing.

128. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, this Chapter 11 Case, including the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code.

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Exhibit A

Plan

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

LUCIRA HEALTH, INC.,[1]	Case No. 23-10242 (MFW)

Debtor.

AMENDED CHAPTER 11 PLAN OF LIQUIDATION FOR LUCIRA HEALTH, INC.

YOUNG CONAWAY STARGATT &	COOLEY LLP
TAYLOR, LLP	Robert L. Eisenbach III (admitted pro hac vice)
Sean M. Beach (No. 4070)	3 Embarcadero Center
Ashley E. Jacobs (No. 5635)	20th Floor
Joshua B. Brooks (No. 6765)	San Francisco, CA 94111-4004
Timothy R. Powell (No. 6894)	Telephone: (415) 693-2000
Rodney Square	Email: reisenbach@cooley.com
1000 N. King Street
Wilmington, Delaware 19801	Cullen D. Speckhart (admitted pro hac vice)
Telephone: (302) 571-6600	Olya Antle (admitted pro hac vice)
Emails: sbeach@ycst.com	Jeremiah Ledwidge
ajacobs@ycst.com	1299 Pennsylvania Avenue, NW
jbrooks@ycst.com	Suite 700
tpowell@ycst.com	Washington, DC 20004-2400
Telephone: (202) 842-7800
Emails: cspeckhart@cooley.com
oantle@cooley.com
jledwidge@cooley.com

Co-Counsel for the Debtor and Debtor-in-Possession	Counsel for the Debtor and Debtor-in-Possession

[1]	The Debtor and the last four digits of its federal taxpayer identification number are: Lucira Health, Inc. (1037). The Debtor’s mailing address is 460 Center Street #6397, Moraga, CA 94570.

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ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION		6

A.	Definitions	6

B.	Rules of Interpretation	17

C.	Computation of Time	17

D.	Controlling Document	17

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES		17

A.	Administrative Claims	18

B.	Professional Fee Claims	18

1.	Final Fee Applications	18

2.	Administrative Claims of OCPs	19

3.	Post-Effective Date Fees and Expenses	19

4.	Professional Fee Reserve Amount	19

5.	Professional Fee Reserve	19

C.	Priority Tax Claims	20

D.	U.S. Trustee Statutory Fees	20

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		20

A.	Classification of Claims and Interests	20

B.	Treatment of Claims and Interests	21

1.	Class 1 –Secured Claims	21

2.	Class 2 – Other Priority Claims	21

3.	Class 3 – General Unsecured Claims	22

4.	Class 4 – Section 510(b) Claims	22

C.	Elimination of Vacant Classes	23

D.	Voting Classes; Presumed Acceptance by Non-Voting Classes	23

E.	Controversy Concerning Impairment	23

F.	Subordination of Claims	23

G.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	23

H.	Reservation of Rights Regarding Claims	23

I.	Postpetition Interest on Claims	24

J.	Insurance	24

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		24

A.	Sources of Consideration for Plan Distributions	24

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(continued)

B.	Vesting of Assets	24

C.	Liquidating Trust	24

1.	Establishment of the Liquidating Trust	24

2.	Transfer of the Liquidating Trust Assets	24

3.	Liquidating Trust Agreement	25

4.	Purpose of the Liquidating Trust	25

5.	Liquidating Trustee	25

6.	Termination of the Liquidating Trust	28

7.	Exculpation Relating to the Liquidating Trust	28

D.	Liquidating Trust Mechanics	28

1.	Treatment of the Liquidating Trust for Tax Purposes	28

2.	Status of Claims Notices	29

E.	Preservation of Causes of Action	30

F.	Corporate Action	30

1.	Transfer of Assets and Assumption of Liabilities	30

2.	Dissolution of the Debtor; Removal of Directors and Officers; Termination of Employees	30

G.	Cancellation of Existing Securities and Agreements	31

H.	Preservation of Rights	31

I.	Books and Records	32

J.	Plan Transactions	32

K.	Effectuating Documents and Further Transactions	32

L.	Section 1146 Exemption from Certain Taxes and Fees	33

M.	Sale Order	33

N.	Authority to Act	33

O.	No Revesting of Liquidating Trust Assets	33

P.	Privileges	33

Q.	Settlement of Claims and Controversies	34

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND INSURANCE POLICIES		34

A.	General Treatment	34

B.	Rejection Damages Claims	35

C.	Reservation of Rights	35

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(continued)

D.	Preexisting Obligations to Debtor under Executory Contracts or Unexpired Leases	36

E.	Insurance Preservation	36

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	36

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		36

A.	Distribution Record Date	36

B.	Withholdings	37

C.	Date of Distributions	37

D.	Disbursing Agent	37

E.	Powers of Disbursing Agent	37

F.	Surrender of Instruments	38

G.	IRS Forms	38

H.	Delivery of Distributions	38

I.	Manner of Payment	39

J.	Foreign Currency Exchange Rate	39

K.	Setoffs and Recoupments	39

L.	Minimum Distributions	39

M.	Allocation of Distributions Between Principal and Interest	40

N.	Distributions Free and Clear	40

O.	Claims Paid or Payable by Third Parties	40

1.	Claims Paid by Third Parties	40

2.	Claims Payable by Third Parties	40

3.	Applicability of Insurance Policies	40

ARTICLE VII. PROCEDURES FOR RESOLVING UNLIQUIDATED AND DISPUTED CLAIMS		41

A.	Allowance of Claims	41

B.	Claims Administration Responsibilities	41

C.	Estimation of Claims	41

D.	Adjustment to Claims Without Objection	42

E.	Time to File Objections to Claims	42

F.	Disallowance of Late Claims	42

G.	Disputed Claims	42

H.	Amendment to Claims	42

I.	No Distributions Pending Allowance	42

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(continued)

J.	Distributions After Allowance	43

ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		43

A.	Conditions Precedent	43

B.	Waiver of Conditions	44

C.	Effect of Vacatur of the Confirmation Order	44

D.	Votes Solicited in Good Faith	44

ARTICLE IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS		44

A.	Releases by the Debtor	44

B.	Releases by Holders of Claims	45

C.	Exculpation	46

D.	Injunction	47

E.	No Discharge	47

F.	Release of Liens	48

ARTICLE X. RETENTION OF JURISDICTION		48

ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		50

A.	Modification of the Plan	50

B.	Other Amendments	50

C.	Effect of Confirmation on Modifications	50

D.	Revocation of Plan; Effect of Non-Occurrence of Conditions to the Effective Date	50

ARTICLE XII. MISCELLANEOUS PROVISIONS		51

A.	Debtor’s Operation from Confirmation Hearing Through Effective Date	51

B.	Immediate Binding Effect	51

C.	Additional Documents	51

D.	Substantial Consummation	51

E.	Reservation of Rights	52

F.	Successors and Assigns	52

G.	Determination of Tax Liabilities	52

H.	Notices	52

I.	Term of Injunctions or Stays	53

J.	Entire Agreement	54

K.	Plan Supplement Exhibits	54

L.	Governing Law	54

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(continued)

M.	Non-Severability of Plan Provision Upon Confirmation	54

N.	Closing of Chapter 11 Case	55

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INTRODUCTION

Lucira Health, Inc. (the “Debtor”) proposes this chapter 11 plan (this “Plan”) under section 1121 of the Bankruptcy Code. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. Supplemental agreements and documents referenced in this Plan and the Disclosure Statement are available for review on both the Bankruptcy Court’s docket and on the Debtor’s case information website: https://www.donlinrecano.com/Clients/lh/Index.

Reference is made to the Disclosure Statement Filed contemporaneously with the Plan for a discussion of the Debtor’s history, business, historical financial information, and liquidation analysis, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Definitions

The following terms, when used in this Plan, or any subsequent amendments or modifications thereof, have the respective meanings hereinafter set forth and shall be equally applicable to the singular and plural of terms defined.

1. “Accrued Professional Compensation Claim” means all Claims for accrued fees and expenses of the Retained Professionals from February 22, 2023 through and including the Effective Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order, the OCP Order, or any other order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses. To the extent the Bankruptcy Court denies or reduces Accrued Professional Compensation Claims by a Final Order, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Accrued Professional Compensation Claim(s).

2. “Administrative Claim(s)” means a Claim entitled to priority under section 503(b) or 507(a)(2) of the Bankruptcy Code, including actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estate and the ongoing liquidation of the Debtor.

3. “Administrative Claims Bar Date” means the deadline for Filing all requests for allowance and payment of Administrative Claims (other than requests for payment of Professional Fee Claims by Retained Professionals), which shall be thirty (30) days after the Effective Date.

4. “Affiliate” means any “affiliate,” as defined in section 101(2) of the Bankruptcy Code, as if such entity was a debtor in a case under the Bankruptcy Code.

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5. “Allowed” means, with respect to any Claim, except as otherwise provided in the Plan: (a) a Claim that is evidenced by a Filed Proof of Claim (or for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order a Proof of Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been Filed or no timely objection to allowance or request for estimation has been interposed; or (c) a Claim Allowed pursuant to the Bankruptcy Code, the Plan, or a Final Order of the Bankruptcy Court; provided that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof has been Filed by the Debtor, the Liquidating Trustee, or any other party in interest within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection was so Filed and the Claim shall have been Allowed by a Final Order of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is Filed, is not considered Allowed and shall be expunged without further action by the Debtor or the Liquidating Trustee (as applicable) and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the Debtor to the Debtor or the Liquidating Trust (as applicable). “Allow” and “Allowing” shall have correlative meanings.

6. “APA” means that certain Asset Purchase Agreement, dated April 12, 2023, between the Debtor and Buyer, as amended in that certain Amendment to Asset Purchase Agreement dated as of April 18, 2023 (and as may be further amended or modified from time to time in accordance with the terms thereof and the Sale Order, including all schedules and exhibits thereto).

7. “Avoidance Actions” means any and all avoidance or equitable subordination or recovery actions under sections 105(a), 502(d), 510, 542 through 551 and 553 of, and otherwise under, the Bankruptcy Code or any similar federal, state or common law causes of action that the Debtor, debtor-in-possession, the Estate, or other appropriate parties in interest have asserted or may assert; provided, however, that any and all such actions that were sold to the Buyer, if any, pursuant to the Sale Order and APA and any such actions against the Debtor Released Parties and Creditor Released Parties shall not constitute “Avoidance Actions” for purposes hereof.

8. “Auction” means that certain public sale of the Debtor’s assets conducted pursuant to the Court-approved bidding procedures [D.I. 182] by the Debtor on April 5, 2023, and in open Court on April 14, 2023.

9. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

10. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

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11. “Bankruptcy Rule(s)” means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code

12. “Bar Date” means, as applicable, the Administrative Claims Bar Date, and any other date or dates established by an order of the Bankruptcy Court by which Proofs of Claim must be Filed, including the general bar date and bar date for Governmental Units, each as set forth in the Order (I) Establishing Bar dates and Related Procedures for Filing Proofs of Claim (Including for Claims arising Under Section 503(b)(9) of the Bankruptcy Code) and (II) Approving the Form and Manner of Notice Thereof [D.I. 150]. Notwithstanding the foregoing, the Professional Fee Claims shall be Filed in accordance with Article II.B herein and shall not otherwise be subject to the Bar Date.

13. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)).

14. “Buyer” means Pfizer Inc.

15. “Cash” means cash and cash equivalents in legal tender of the United States of America.

16. “Causes of Action” means, without limitation, any and all of the Debtor’s actions, causes of action, Avoidance Actions, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, whether assertible by the Debtor directly, indirectly, derivatively or in any representative or other capacity, now existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act, failure to act, error, omission, transaction, occurrence or other event arising or occurring prior to or after the Petition Date; provided, however, that any and all such actions that were sold to the Buyer, if any, pursuant to the Sale Order and APA, shall not constitute “Causes of Action” for purposes hereof.

17. “Chapter 11 Case” means the chapter 11 case Filed by the Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

18. “Claim(s)” means any “claim”, as defined in section 101(5) of the Bankruptcy Code, against the Debtor or the Estate.

19. “Claims Objection Bar Date” means the date that is three hundred and sixty-five (365) days after the Effective Date, which date may be extended upon presentment of an order to the Bankruptcy Court by the Liquidating Trustee.

20. “Claims Register” means the official register of Claims against and Interests in the Debtor maintained by the Notice and Claims Agent.

21. “Class” means a category of Claims or Interests as established by and set forth in Article III herein pursuant to section 1122(a) of the Bankruptcy Code.

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22. “Combined Confirmation Hearing” means the hearing(s) conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider (i) Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code and (ii) final approval of the adequacy of the disclosures contained in the Disclosure Statement, as such hearing(s) may be adjourned or continued from time to time.

23. “Committee” means the Official Committee of Unsecured Creditors, appointed by the U.S. Trustee in the Chapter 11 Case on March 7, 2023 [D.I. 84] and disbanded on July 10, 2023 [D.I. 467].

24. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court.

25. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case.

26. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

27. “Creditor Released Party” means each of, and in each case in its capacity as such: (a) the Debtor and the Estate; (b) the Committee and its members, each in their capacities as such; and (c) each of the preceding parties’ respective Related Parties.

28. “Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed or assumed and assigned by the Debtor.

29. “D&O Policies” means, collectively, the Debtor’s director and officer liability insurance policies, including primary insurance, excess insurance, or tail insurance policies.

30. “Debtor” means Lucira Health, Inc., as debtor and debtor-in-possession.

31. “Debtor Released Party” means each of, and in each case in its capacity as such: (a) the Committee and its members, each in their capacities as such; (b) each of the Retained Professionals; (c) subject to the limitations in Article IX.A herein, the Debtor’s current and former officers and directors; and (d) each of the preceding parties’ respective Related Parties.

32. “Debtor Releases” means the releases set forth in Article IX.A herein.

33. “Disbursing Agent” means the Debtor, the Liquidating Trustee, or the Entity(ies) selected by the Liquidating Trustee, as applicable, to make or to facilitate distributions pursuant to the Plan.

34. “Disclosure Statement” means the Disclosure Statement for the Chapter 11 Plan of Liquidation for Lucira Health, Inc., dated June 7, 2023 (as such may be amended, supplemented, or modified from time to time), including all exhibits and schedules thereto and references therein

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that relate to this Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

35. “Disclosure Statement Order” means the order entered by the Bankruptcy Court approving the Disclosure Statement, entered on July 28, 2023 [Docket No. 516].

36. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest: (a) listed on the Schedules as unliquidated, disputed or contingent, unless a Proof of Claim has been Filed in a liquidated and non-contingent amount and no objection to such Proof of Claim has been filed; or (b) included in a Proof of Claim as to which an objection or request for estimation has been filed, or as to which the Debtor, the Liquidating Trustee, or other parties in interest in accordance with applicable law, retain the ability to interpose a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Confirmation Order. To the extent that a Claim is held by a Holder that is or may be liable to the Debtor, the Estate, or the Liquidating Trustee on account of a Retained Cause of Action, such Claim shall be a Disputed Claim unless and until such Retained Cause of Action has been settled or withdrawn or has been determined by a Final Order. Claims that are Allowed by the Plan or that have been Allowed by a Final Order shall not be Disputed Claims.

37. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under the Plan, which date shall be the Effective Date or such other date as designated in a Final Order of the Bankruptcy Court.

38. “DOF Election” has the meaning set forth in Article IV.C.5(h) herein.

39. “Effective Date” means the date that is the first Business Day after the entry of the Confirmation Order on which (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent to the occurrence of the Effective Date, as set forth in Article VIII.A herein, have been satisfied or waived in accordance with the Plan; and (c) the Debtor declares the Plan effective. Any action to be taken on the Effective date may be taken on or as soon as reasonably practicable thereafter.

40. “Effective Date Distributions” means all the Distributions required to be made by the Debtor on the Effective Date under this Plan to the Holders of Claims that are Allowed as of the Effective Date.

41. “Entity” means any “entity,” as defined in section 101(15) of the Bankruptcy Code.

42. “Estate” means the bankruptcy estate of the Debtor created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

43. “Excluded Assets” means all assets, properties, interests, and rights (contractual or otherwise) of the Debtor as reflected in Section 1.2 and Schedule 1.2 of the APA.

44. “Exculpated Party” or “Exculpated Parties” means, in each case in its capacity as such, (a) the Debtor; (b) the Debtor’s directors and officers who served during the Chapter 11 Case; (c) the Committee and its members, each in their capacity as such; (d) the Retained

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Professionals; and (e) each of the Retained Professionals’ employees or members who have provided services to the Debtor or the Committee in this Chapter 11 Case.

45. “Executory Contract(s)” means a contract to which the Debtor is a party and subject to assumption or rejection under section 365 of the Bankruptcy Code.

46. “FDA” means the United States Food and Drug Administration.

47. “File” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case, or in the case of a Proof of Claim, the Notice and Claims Agent.

48. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument, or rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial, reargument or rehearing or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

49. “General Unsecured Claim(s)” means any unsecured, non-priority Claim against the Debtor or the Estate.

50. “Governmental Unit(s)” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code.

51. “Holder(s)” means a Person or Entity, as applicable, holding a Claim against, or an Interest in, the Debtor, as the context requires.

52. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

53. “Insurance Policies” means all insurance policies that have been issued at any time to or provide coverage to the Debtor and all agreements, documents, or instruments relating thereto, including the D&O Policies.

54. “Interest(s)” means equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in the Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the

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Debtor, whether fully vested or vesting in the future, including without limitation, equity or equity-based incentives, grants, or other instruments issued, granted, or promised to be grated to current or former employees, directors, officers, or contractors of the Debtor, to acquire any such interest in the Debtor that existed immediately before the Petition Date.

55. “Interim Compensation Order” means that certain order of the Bankruptcy Court entered on March 21, 2023 [D.I. 151].

56. “IRS Form” means IRS Form W-9, W-8BEN, any acceptable substitute, or any other tax information form that the Disbursing Agent may require from a Holder of a Claim for a distribution under the Plan.

57. “Investigation Causes of Action” means Causes of Action arising from the Debtor’s December 2022 payoff of the Prepetition Term Loan Facility against the Debtor’s current and former officers and directors.

58. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

59. “Lien” means a “lien,” as defined in section 101(37) of the Bankruptcy Code.

60. “Liquidating Trust” means the liquidating trust established on the Effective Date pursuant to Article IV herein and the Liquidating Trust Agreement.

61. “Liquidating Trust Agreement” means the agreement, filed with the Plan Supplement and executed as of the Effective Date, that establishes and governs the Liquidating Trust.

62. “Liquidating Trust Assets” means (a) the Trust Funding; (b) the remaining Cash of the Debtor or the Estate after (i) paying the Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Other Priority Claims, as set forth in Article III.B herein; (ii) the payment of Allowed Professional Fee Claims, including from the Professional Fee Reserve; and (iii) funding the Trust Funding; (c) the Retained Causes of Action and the proceeds thereof; and (d) any other Excluded Assets.

63. “Liquidating Trust Beneficiaries” means all Holders of an Allowed General Unsecured Claim.

64. “Liquidating Trustee” means the trustee selected by the Debtor and identified in the Plan Supplement to act as trustee of, and to administer the Liquidating Trust, and take such other actions as may be authorized under the Liquidating Trust Agreement, along with any successor thereto.

65. “Non-Released D&O Claims” means any Claims or Causes of Action asserted by any Entity that does not elect to opt into the releases set forth in the Plan.

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66. “Notice and Claims Agent” means Donlin, Recano & Company, Inc. in its capacity as noticing, claims, and solicitation agent for the Debtor.

67. “OCP” means an ordinary course professional whose retention and compensation has been authorized by the Bankruptcy Court by entry of an OCP Order.

68. “OCP Order” means the Order (I) Authorizing the Debtor to Retain and Compensate Professionals Utilized in the Ordinary Course of Business and (II) Granting Related Relief [D.I. 146] entered on March 21, 2023.

69. “Other Priority Claim(s)” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

70. “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

71. “Petition Date” means February 22, 2023, which is the date on which the Debtor Filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code, thereby commencing the Chapter 11 Case.

72. “Plan” means this plan of liquidation under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto.

73. “Plan Supplement” means a supplemental appendix to the Plan, consisting of documents and forms of documents, agreements, schedules, and exhibits to the Plan (as amended, supplemented, or modified from time to time in accordance with the terms thereof, the Plan, the Bankruptcy Code and the Bankruptcy Rules), which shall be Filed by the Debtor no later than seven (7) days before the Voting Deadline to accept or reject the Plan or such later date that may be approved by the Bankruptcy Court on notice to parties in interest. The Plan Supplement shall include, among other things, (a) the identity and compensation of the Liquidating Trustee; (b) the Liquidating Trust Agreement; (c) to the extent known, the identity of any insider that will be employed or retained by the Liquidating Trustee, and the nature of any compensation for such insider; (d) Schedule of Assumed Executory Contracts and Unexpired Leases; (e) Supplemental Schedule of Retained Causes of Action; and (f) other documentation necessary to effectuate the Plan or that is contemplated by the Plan.

74. “Prepetition Term Loan Facility” means the Debtor’s prepetition term loan agreement and facility with Hercules Capital, Inc. as administrative and collateral agent and Hercules Capital, Inc. and Silicon Valley Bank as lenders.

75. “Priority Tax Claim(s)” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

76. “Professional Fee Claim(s)” means a Claim (a) by a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of

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expenses incurred after the Petition Date and on or before the Effective Date under sections 328, 330, 331, or 503(b)(2) of the Bankruptcy Code, as applicable; or (b) by an OCP for compensation for services rendered or reimbursement of expenses incurred after the Petition Date and on or before the Effective Date pursuant to the OCP Order.

77. “Professional Fee Reserve” means the reserve established and funded by the Debtor prior to the Effective Date to satisfy the unpaid Professional Fee Claims of the Retained Professionals.

78. “Professional Fee Reserve Amount” has the meaning set forth in Article II.B.4 herein.

79. “Proof of Claim” means a proof of Claim Filed against the Debtor in the Chapter 11 Case.

80. “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, administrators, beneficiaries, guardians, and nominees.

81. “Release Opt-In” means the item set forth in the ballot form distributed to each Holder of a Claim entitled to vote to accept or reject the Plan pursuant to which such Holder may elect to opt into the releases set forth in the Plan.

82. “Released Claims and Interests” means Claims, Interests, Causes of Action or liabilities as set forth in Article IX.D. of this Plan.

83. “Releasing Parties” means, collectively, and in each case, in their respective capacities as such, (a) all Holders of Claims, Interests or Causes of Action that elect to opt into the releases contained in Article IX herein by choosing the Release Opt-In option set forth in the ballot to vote to accept or reject the Plan; (b) the Committee and its members, each in their capacities as such, during the term of the Committee’s existence; and (c) each Related Party of each Entity in clause (a) through (b) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (a) through (b).

84. “Retained Causes of Action” means, except as otherwise released under the Plan, all rights, including, without limitation, the Investigation Causes of Action and those Causes of Action listed on the Supplemental Schedule of Retained Causes of Action, as well as all rights of setoff and rights of recoupment, refunds, claims, counterclaims, demands, Causes of Action, and rights to collect damages of the Debtor against third parties, including, without limitation: (a) all litigation, arbitration or other types of adversarial or dispute resolution proceeding disclosed on

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the Debtor’s Schedules and Statements of Financial Affairs; and (b) all litigation, arbitration or other types of adversarial or dispute resolution proceedings arising in law, equity or pursuant to any other theory of law and all other rights (including, without limitation, defenses, cross-claims and counter-claims), whether or not pursued or filed prior to the Effective Date and regardless of whether they (or the facts underlying them) were disclosed in the Debtor’s Schedules, Statements of Financial Affairs, or otherwise during the Chapter 11 Case, against or related to any party that (i) owed to the Debtor or the Estate a fiduciary, contractual or statutory duty, whether imposed by law or in equity; (ii) committed a tort or other unlawful or actionable conduct against or related to the Debtor or the Estate; and (iii) received a payment, obligation or other consideration from the Debtor or the Estate that may be avoided under chapter 5 of the Bankruptcy Code and other similar state law claims and causes of action, but excluding all rights, including rights of setoff and rights of recoupment, refunds, claims, counterclaims, demands, and rights to collect damages of the Debtor against the Debtor Released Parties, Creditor Released Parties, and any third parties released under the Plan, the Confirmation Order or any Final Order, including, without limitation, any claims released, waived, or purchased by Buyer pursuant to the Sale Order. For the avoidance of doubt, Retained Causes of Action exclude Claims and Causes of Action against the Debtor’s current and former officers and directors that are released, waived, or transferred pursuant to the Plan.

85. “Retained Professional(s)” means a Person or Entity employed in the Chapter 11 Case pursuant to a Final Order in accordance with sections 327, 328, and/or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

86. “Sale” means the transaction between and among the Debtor and Buyer, pursuant to which the Debtor sold substantially all of its assets to Buyer pursuant to sections 363 and 365 of the Bankruptcy Code, as set forth in the Sale Order and the APA.

87. “Sale Order” means the order entered by the Bankruptcy Court authorizing the sale of all or substantially all of the Debtor’s assets to Buyer pursuant to sections 363 and 365 of the Bankruptcy Code and in accordance with the APA [D.I. 286].

88. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of the Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Debtor pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtor from time to time in accordance with the Plan.

89. “Schedules” means, collectively, the schedule of assets and liabilities, schedule of Executory Contracts and Unexpired Leases, and statement of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules, and the official bankruptcy forms, as the same may be amended, modified, or supplemented from time to time.

90. “Secured Claim(s)” means any Claim against a Debtor where, pursuant to section 506 of the Bankruptcy Code, the Claim is (a) secured by a valid, perfected, and enforceable Lien that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title, or interest of the Debtor in and to property of the Estate, to the extent of the value

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of the Holder’s interest in such property as of the relevant determination date. The term “Secured Claim” includes any Claim that is (a) subject to an offset right under applicable law as of the Petition Date; and (b) secured against the Debtor pursuant to sections 506(a) and 553 of the Bankruptcy Code.

91. “Section 510(b) Claim(s)” means any Claim subordinated by order of the Bankruptcy Court pursuant to section 510(b) of the Bankruptcy Code or otherwise.

92. “Statutory Fees” means all fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code, to the extent applicable.

93. “Supplemental Schedule of Retained Causes of Action” means the schedule to be included with the Plan Supplement of certain Causes of Action of the Debtor that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

94. “Trust Election Date” means December 31, 2023.

95. “Trust Expenses” means all actual and necessary fees, costs, expenses and obligations incurred by or owed to the Liquidating Trustee and his or her agents, employees, attorneys, advisors and other professionals in administering this Plan and the Liquidating Trust, including, without limitation, (a) reasonable compensation for services rendered, and reimbursement for actual and necessary expenses incurred by the Liquidating Trustee and his or her agents, employees and professionals after the Effective Date through and including the date upon which the Bankruptcy Court enters a final decree closing the Chapter 11 Case; and (b) all Statutory Fees and other fees payable pursuant to Article II.D of this Plan.

96. “Trust Funding” means cash used solely by the Liquidating Trustee to (a) perform its duties and obligations under the Plan; (b) administer the Liquidating Trust Assets for the benefit of holders of all Allowed Claims; and (c) pay any expenses of the Trust, in accordance with the terms of the Liquidating Trust Agreement.

97. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

98. “Unexpired Lease(s)” means a lease to which the Debtor is a party and subject to assumption or rejection under section 365 of the Bankruptcy Code.

99. “Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

100. “Voting Deadline” means the date and time by which all ballots to accept or reject the Plan must be received to be counted.

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B.	Rules of Interpretation

For the purposes of the Plan, and except as otherwise provided herein, the following rules of interpretation shall apply: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (2) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (3) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) all references in the Plan to “Articles” and “Exhibits” are references to the articles and exhibits of or to the Plan unless otherwise noted; (6) the words “herein,” “hereunder,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (7) the words “includes” or “including” are not limiting; (8) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise specified, references in the Plan to “D.I.” refer to entries on the Chapter 11 Case’s docket; (10) subject to the provisions of any contract, certificate of incorporation, by-laws, or similar constituent document, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules, and, to the extent applicable, the laws of the State of Delaware; (11) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (12) all references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

C.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein.

D.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the Plan Supplement shall control. In the event of an inconsistency between the Plan or the Plan Supplement and the Confirmation Order, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III herein.

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A.	Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtor or the Liquidating Trustee (as applicable), each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for Statutory Fees) will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date (or, if not then due, when such Allowed Administrative Claim becomes due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (3) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Except for Professional Fee Claims, all applications seeking allowance and payment of Administrative Claims must be Filed and served on the Debtor or the Liquidating Trustee (as applicable) and their counsel, no later than the Administrative Claims Bar Date pursuant to the procedures specified in the Confirmation Order and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claim.

Objection to such applications must be Filed and served on the requesting party within one hundred twenty (120) days after the Effective Date. After notice and a hearing, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, a Final Order.

Except as otherwise provided in Articles II.B or II.D herein, Holders of Administrative Claims that do not File and serve an application for payment of administrative expense requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtor, the Estate, the Liquidating Trust, the Liquidating Trustee, or their assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date, without further order of this Court, unless otherwise ordered by the Court.

B.	Professional Fee Claims

1.	Final Fee Applications

All requests for payment of Professional Fee Claims by Retained Professionals (other than OCPs) for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five (45) days after the Effective Date. Objections to Professional Fee Claims must be Filed and served no later than fourteen (14) days after the Filing of the Professional Fee Claim; provided, however, that the Liquidating Trustee shall not File an objection to Professional Fee Claims. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims of Retained Professionals (other than OCPs) after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. For the avoidance of doubt,

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any fees and costs incurred by Retained Professionals in responding to objections to Professional Fee Claims shall be Administrative Claims compensable in an amount allowed by the Bankruptcy Court. Unless otherwise agreed to by the Debtor and the Retained Professional, the Liquidating Trustee shall pay Professional Fee Claims that are Allowed by Final Order following the Effective Date in Cash from the Professional Fee Reserve within five (5) Business Days of the entry of such Final Order.

2.	Administrative Claims of OCPs

All requests for payment of Professional Fee Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Fee Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Fee Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Liquidating Trustee (as applicable) from the Professional Fee Reserve as soon as reasonably practicable after such Professional Fee Claims are Allowed pursuant to the OCP Order.

3.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Liquidating Trustee shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to the Chapter 11 Case that are incurred after the Effective Date. Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 of the Bankruptcy Code or the OCP Order in seeking retention or compensation for services rendered after such date shall terminate, and the Liquidating Trustee may employ and pay any retained professionals in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Code.

4.	Professional Fee Reserve Amount

Unless otherwise agreed to prior to the Effective Date by the Debtor and the Retained Professional, to receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate their Accrued Professional Compensation Claims prior to and as of the Effective Date, and shall deliver such estimate to the Debtor and its counsel no later than three (3) Business Days prior to the Effective Date; provided that such estimate shall not be binding with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide an estimate of its unbilled fees and expenses, the Debtor may estimate such unbilled fees and expenses of the Retained Professional. The total amount so estimated hereunder as of the Effective Date shall comprise the “Professional Fee Reserve Amount.”

5.	Professional Fee Reserve

On or before the Effective Date, the Debtor shall fund the Professional Fee Reserve with Cash equal to the Professional Fee Reserve Amount, which may be held in the trust accounts of one or more counsel to the Debtor. Any portion of the Professional Fee Reserve Amount not held in the trust account of one more counsel to the Debtor shall be transferred to a new and segregated

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account at an FDIC-insured institution opened by the Liquidating Trustee to effectuate this purpose.

The Professional Fee Reserve and amounts funded therein are, and shall continue to be, maintained in trust solely for each Retained Professional separately on a per-Retained Professional basis. Such funds shall not be considered property of the Debtor, its Estate, or the Liquidating Trust (as applicable); provided, however, the Liquidating Trust shall have a reversionary interest in any Cash remaining in the Professional Fee Reserve after payment in full of all Allowed Professional Fee Claims without any further notice, action, or order of the Bankruptcy Court. Unless otherwise agreed to by the Debtor and the Retained Professional, the amount owing to the Retained Professional shall be paid in Cash to such Retained Professional by the Liquidating Trustee from the Professional Fee Reserve with respect to the Professional Fee Claims within five (5) Business Days of such claims being Allowed by the Final Order of the Bankruptcy Court.

C.	Priority Tax Claims

On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent a Holder of an Allowed Priority Tax Claim and the Debtor or the Liquidating Trustee, as applicable, agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Priority Tax Claim, each Holder thereof will be paid in full in Cash or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

D.	U.S. Trustee Statutory Fees

All U.S. Trustee Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtor on the Effective Date. After the Effective Date, any and all Statutory Fees shall be paid to the U.S. Trustee when due and payable. The Debtor shall file all monthly operating reports due prior to the Effective Date when they become due using UST Form 11-MOR. After the Effective Date, the Debtor, until such time it is dissolved, and the Liquidating Trustee shall each file with the Bankruptcy Court UST Form 11-PCR reports when they become due. The Debtor and the Liquidating Trustee shall remain obligated to pay the Statutory Fees to the Office of the U.S. Trustee until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Neither the U.S. Trustee nor any other Governmental Unit is required to File a request for an Administrative Claim for Statutory Fees, and the Office of the U.S. Trustee shall not be treated as providing any release under the Plan.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

Except for the Claims addressed in Article II herein, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Class to the extent that any portion of the Claim or Interest qualifies within the description of such other Class. A Claim also is classified in a particular Class for the purpose of receiving distributions under the

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Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been otherwise paid, released, or satisfied at any time.

The classification of Claims against and Interests in the Debtor pursuant to the Plan is as follows:

Class	Claim or Interest	Status	Voting Rights

1	Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

3	General Unsecured Claims	Impaired	Entitled to Vote

4	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

5	Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B. Treatment of Claims and Interests

1. Class 1 – Secured Claims

(a) Classification: Class 1 consists of all Secured Claims against the Debtor.

(b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Secured Claim and the Debtor or the Liquidating Trustee, as applicable, agree to less favorable treatment for such Holder, in full and final satisfaction of the Allowed Secured Claim, each Holder thereof will receive: (i) payment in full in Cash; (ii) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of such Claim; or (iv) such other treatment rendering such Claim Unimpaired.

(c) Voting: Class 1 is Unimpaired, and Holders of Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Secured Claims are not entitled to vote to accept or reject the Plan.

2. Class 2 – Other Priority Claims

(a) Classification: Class 2 consists of all Other Priority Claims against the Debtor.

(b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor or the Liquidating Trustee, as applicable, agree to less favorable treatment for such

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Holder, in full and final satisfaction of the Allowed Other Priority Claim, each Holder thereof will receive: (i) payment in full in Cash; or (ii) such other treatment rendering such Claim Unimpaired.

(c) Voting: Class 2 is Unimpaired, and Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Priority Claims are not entitled to vote to accept or reject the Plan.

3. Class 3 – General Unsecured Claims

(a) Classification: Class 3 consists of all General Unsecured Claims against the Debtor.

(b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed General Unsecured Claim and the Debtor or the Liquidating Trustee, as applicable, agree to less favorable treatment for such Holder, each Holder thereof will receive its pro rata right to recovery from the Liquidating Trust.

(c) Voting: Class 3 is Impaired, and Holders of the General Unsecured Claims are entitled to vote to accept or reject the Plan.

4. Class 4 – Section 510(b) Claims

(a) Classification: Class 4 consists of all Section 510(b) Claims against the Debtor.

(a) Treatment: On the Effective Date, all Section 510(b) Claims shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Claims shall not receive any distributions under the Plan on account of such Claim.

(b) Voting: Class 4 is Impaired, and Holders of Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 4 Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

5. Class 5 – Interests

(b) Classification: Class 5 consists of all Interests in the Debtor.

(c) Treatment: On the Effective Date, all Interests shall be canceled, released, and extinguished, and will be of no further force or effect, and Holders of such Interests shall not receive any distributions under the Plan on account of such Interest.

(d) Voting: Class 5 is Impaired, and Holders of Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 5 Interests are not entitled to vote to accept or reject the Plan.

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C.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

D.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote, and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Holders of Claims in such Class shall be deemed to have accepted the Plan.

E.	Controversy Concerning Impairment

If a controversy arises as to whether any Claim or any Class of Claims or Interests is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Hearing.

F.	Subordination of Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor or the Liquidating Trustee (as applicable) reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

G.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtor hereby requests confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtor reserves the right to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any voting Class that votes to reject the Plan.

H.	Reservation of Rights Regarding Claims

Except as otherwise provided in the Plan or in other Final Orders of the Bankruptcy Court, nothing will affect the Debtor’s or the Liquidating Trustee’s respective rights and defenses, whether legal or equitable, with respect to any Claim, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

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I.	Postpetition Interest on Claims

Except as required by applicable bankruptcy law or otherwise expressly provided in the Plan, post-petition interest, penalties, or other fees will not accrue or be payable on account of any Claim.

J.	Insurance

Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Sources of Consideration for Plan Distributions

Subject in all respects to the provisions of the Plan concerning the Professional Fee Reserve, the Debtor or the Liquidating Trustee (as applicable) shall fund distributions under the Plan with Cash on hand on the Effective Date and all other Liquidating Trust Assets.

B.	Vesting of Assets

On the Effective Date, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, (1) the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances, charges, and other interests except as otherwise expressly provided in this Plan.

C.	Liquidating Trust

1.	Establishment of the Liquidating Trust

On the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement, which will be Filed with the Bankruptcy Court as part of the Plan Supplement. Upon establishment of the Liquidating Trust, title to the Liquidating Trust Assets (including specifically the rights to collect under the Debtor’s existing Insurance Policies, including the primary director and officer liability, employment practices liability, or fiduciary liability insurance policies and any claims arising thereunder, and all Estate Claims) shall be deemed transferred to the Liquidating Trust without any further action of the Debtor or Related Parties of the Debtor. The Liquidating Trust shall succeed to all rights, interests, and obligations of the Debtor and the Estate under the APA.

2.	Transfer of the Liquidating Trust Assets

Pursuant to section 1141 of the Bankruptcy Code, all property transferred to the Liquidating Trust shall be made free and clear of all Claims, Liens, encumbrances, charges, and

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other interests, except as may be otherwise provided for in this Plan. Upon completion of the transfer of the Liquidating Trust Assets to the Liquidating Trust, the Debtor will have no further interest in, or with respect to, the Liquidating Trust Assets or the Liquidating Trust. For all U.S. federal income tax purposes, and subject to the DOF Election described at Article IV.C.5(h) below, all parties (including, without limitation, the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust in accordance with the terms herein as a transfer to the Liquidating Trust Beneficiaries, followed by a transfer of such assets by such Liquidating Trust Beneficiaries to the Liquidating Trust, and the Liquidating Trust Beneficiaries will be treated as the grantors and owners thereof.

3.	Liquidating Trust Agreement

On the Effective Date, the Debtor shall execute the Liquidating Trust Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Liquidating Trust Agreement made by the Debtor will be ratified. The Liquidating Trust Agreement will contain provisions permitting the amendment or modification of the Liquidating Trust Agreement necessary to implement the provisions of the Plan.

4.	Purpose of the Liquidating Trust

The Liquidating Trust shall be established for, among other purposes, the purpose of (a) receiving and holding the Liquidating Trust Assets; (b) administering, disputing, objecting to, compromising, or otherwise resolving all General Unsecured Claims; (c) making distributions to the Liquidating Trust Beneficiaries in accordance with this Plan and the Liquidating Trust Agreement; (d) maximizing recoveries for the benefit of the Liquidating Trust Beneficiaries; and (e) commencing and pursuing the Retained Causes of Action and managing and administering any proceeds thereof, with no objective to continue or engage in the conduct of a trade or business in accordance with Treas. Reg. § 301.7701-4(d). Subject to the DOF Election, the Liquidating Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes, with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes (including consistent reporting for valuation purposes); provided, that all such reporting shall be in accordance with the APA, including the filing of IRS Form 8594 and all U.S. federal, state, and local tax returns, consistent with the Allocation (as defined in the APA).

5.	Liquidating Trustee

(a)	Appointment of the Liquidating Trustee

Upon the occurrence of the Effective Date, the Liquidating Trustee shall also be deemed appointed to serve as the trustee and administrator of the Liquidating Trust established pursuant to the Plan and the Liquidating Trust Agreement. The Liquidating Trustee, subject to the terms and conditions of the Plan, the Plan Supplement, the Confirmation Order, and the Liquidating Trust Agreement, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and to take such actions as may be necessary or

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appropriate to effectuate and further evidence the terms and conditions of the Plan. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Plan and the Liquidating Trust Agreement, as applicable.

(b)	Liquidating Trustee as Representative of the Estate

From and after the Effective Date, the Liquidating Trustee shall act as the exclusive representative of the Estate for all purposes. Any successor Liquidating Trustee appointed pursuant to the Liquidating Trust Agreement shall be bound by and comply with the terms of this Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(c)	Responsibilities and Authority of the Liquidating Trustee

The responsibilities and authority of the Liquidating Trustee shall be as set forth in the Liquidating Trust Agreement, and shall include, among others, the following rights and responsibilities, which shall be the exclusive rights and responsibilities of the Liquidating Trustee: (i) preserving and liquidating the Liquidating Trust Assets; (ii) administering and paying taxes, including, among other things, (1) filing tax returns (to the extent not the obligation of Buyer), and (2) representing the interest and account of the Liquidating Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit; (iii) retaining and paying, without the need for retention or fee applications, professionals in connection with the Liquidating Trustee’s performance of its duties under this Plan and the Liquidating Trust Agreement; (iv) distributing information statements as required for U.S. federal income tax and other applicable tax purposes to the Liquidating Trust Beneficiaries; (v) Filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Case; (vi) making distributions to Retained Professionals for Allowed Professional Fee Claims, including from the Professional Fee Reserve, to the extent held by the Liquidating Trustee; (vii) making distributions to Allowed Administrative Claims, Other Priority Claims, and Priority Tax Claims in accordance with the Plan and Liquidating Trust Agreement; (viii) objecting to, reconciling, seeking to subordinate, compromising or settling all Claims (other than Professional Fee Claims); (ix) making distributions to the Liquidating Trust Beneficiaries in accordance with the Plan and Liquidating Trust Agreement; and (x) such other responsibilities as may be vested in the Liquidating Trustee pursuant to this Plan, the Plan Supplement, the Liquidating Trust Agreement, or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan. The Liquidating Trustee shall (a) timely respond to creditor inquiries, and (b) file with the Bankruptcy Court quarterly reports in compliance with the Office of the United States Trustee Form 11-Post-Confirmation Report that include or are separately supplemented to provide updates regarding claims reconciliation, creditor distributions, Liquidating Trust litigation, fees, and expenses.

(d)	Powers of the Liquidating Trustee

The Liquidating Trustee shall have the power and authority to perform the acts described in the Liquidating Trust Agreement (subject to approval by the Court where applicable), in addition to any powers granted by law or conferred to it by any other provision of the Plan, including without limitation any set forth herein, provided however, that enumeration of the following powers shall not be considered in any way to limit or control the power and authority of the

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Liquidating Trustee to act as specifically authorized by any other provision of this Plan, the Liquidating Trust Agreement, and/or any applicable law, and to act in such manner as the Liquidating Trustee may deem necessary or appropriate to take any act deemed appropriate by the Liquidating Trustee, including, without limitation, to discharge all obligations assumed by the Liquidating Trustee or provided herein and to conserve and protect the Liquidating Trust or to confer on the creditors the benefits intended to be conferred upon them by this Plan.

The powers of the Liquidating Trustee shall be as set forth in the Liquidating Trust Agreement, and shall include, among others, the following: (i) the power to invest funds of the Liquidating Trust, and withdraw, make distributions, and pay taxes and other obligations owed by the Liquidating Trust from such funds in accordance with this Plan and the Liquidating Trust Agreement; (ii) the power to engage and compensate, without prior Bankruptcy Court order or approval, employees and professionals to assist the Liquidating Trustee with respect to its responsibilities; (iii) the power to pursue, prosecute, resolve, compromise, and settle any Retained Causes of Action, without notice to or approval from the Bankruptcy Court; (iv) the power to object to Claims, including, without limitation, the power to seek subordination or recharacterization of Claims by objection, motion, or adversary proceeding, as applicable; and (v) such other powers as may be vested in or assumed by the Liquidating Trustee pursuant to this Plan, the Plan Supplement, the Liquidating Trust Agreement, or by an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan.

Subject to the other terms and provisions of this Plan, including, but not limited to, Article IV.P. concerning the Retained Privileges and the Releases set forth in Article IX.A., the Liquidating Trustee shall be granted standing, authority, power and right to assert, prosecute and/or settle the Retained Causes of Action and/or make a claim under any primary director and officer liability, employment practices liability, or fiduciary liability insurance policies based upon its powers as a bankruptcy appointed representative of the Debtor’s Estate with the same or similar abilities possessed by insolvency trustees, receivers, examiners, conservators, liquidators, rehabilitators or similar officials.

(e)	Compensation of the Liquidating Trustee

The Liquidating Trustee shall be compensated as set forth in the Liquidating Trust Agreement. The Liquidating Trustee shall fully comply with the terms, conditions and rights set forth in this Plan, the Plan Supplement, the Confirmation Order, and the Liquidating Trust Agreement. The Liquidating Trustee (and any professionals retained by the Liquidating Trustee) shall not be required to File a fee application to receive compensation.

(f)	Retention and Payment of Professionals

The Liquidating Trustee shall have the right, without Court approval, to retain the services of attorneys, accountants, and other professionals and agents, to assist and advise the Liquidating Trustee in the performance of his, her, or its duties, and to compensate and reimburse expenses of such professionals in accordance with the Liquidating Trust Agreement.

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(g)	Trust Expenses

The Liquidating Trustee may, in the ordinary course of business and without the necessity for any application to, or approval of, the Bankruptcy Court, pay any accrued but unpaid Trust Expenses. All Trust Expenses shall be charged against and paid from the Liquidating Trust Assets.

(h)	DOF Election

The Liquidating Trust Agreement shall require the Liquidating Trustee to elect to treat that portion of the Liquidating Trust Assets subject to the Disputed Claims as a disputed ownership fund described in Treasury Regulation Section 1.468B-9 (the “DOF Election”) unless, as of the Trust Election Date, either all of the Liquidating Trust Assets have been distributed to the Liquidating Trust Beneficiaries or the percentage of the Liquidating Trust Assets distributable to each of the Liquidating Trust Beneficiaries has become fixed and determinable.

6.	Termination of the Liquidating Trust

The Liquidating Trust shall be dissolved upon the earlier of (a) the distribution of all of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries; and (b) the fifth anniversary of the creation of the Liquidating Trust; provided that, if warranted by the facts and circumstances involved in resolving or monetizing any Liquidating Trust Assets, upon application to, and if approved by, the Bankruptcy Court upon a finding that such extension is necessary or appropriate for purposes of resolving or monetizing such Liquidating Trust Assets and distributing the proceeds to Liquidating Trust Beneficiaries, the term of the Liquidating Trust may be extended by the Liquidating Trustee for a specified term in accordance with applicable tax laws and regulations. This application must be filed with the Bankruptcy Court no earlier than six (6) months before the termination date of the Liquidating Trust.

7.	Exculpation Relating to the Liquidating Trust

No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Liquidating Trustee, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for making payments and distributions in accordance with the Plan and the Liquidating Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of gross negligence or willful misconduct, as set forth more fully in the Liquidating Trust Agreement.

D.	Liquidating Trust Mechanics

1.	Treatment of the Liquidating Trust for Tax Purposes

The U.S. federal income tax classification of the Liquidating Trust will be determined pursuant to subsections (a) or (b) below, as applicable.

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(a)	Disputed Claims Resolved Before Trust Election Date

If all Disputed Claims are resolved prior to the Trust Election Date, the Liquidating Trust is intended to be classified as a liquidating trust described in Treasury Regulation Section 301.7701-4(d) that is treated as a “grantor trust” for U.S. federal income tax purposes, and the Liquidating Trust Agreement shall provide as such. On the Effective Date, the Debtor will be deemed to have distributed to the Holders of Allowed Class 3 Claims an undivided interest in the Liquidating Trust Assets, and such Holders will be deemed to have contributed such Liquidating Trust Assets to the Liquidating Trust in exchange for beneficial interests in the Liquidating Trust.

To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes (including consistent reporting for valuation purposes).

(b)	Disputed Claims Unresolved by Trust Election Date

If all Disputed Claims have not been resolved by the Trust Election Date, then the Liquidating Trustee will elect to treat that portion of the Liquidating Trust Assets subject to the Disputed Claims as a “disputed ownership fund” as described in Treasury regulations section 1.468B-9. The Liquidating Trustee shall file all income tax returns with respect to any income attributable to the disputed ownership fund and shall pay the U.S. federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto. Any taxes imposed on the disputed ownership fund or its assets will be paid out of the assets of the disputed ownership fund (including any assets of the Liquidating Trust allocable to Disputed Claims) and any subsequent distributions in respect of the allowance or disallowance of such claims will be reduced accordingly. In the event, and to the extent, that any Cash in any disputed ownership fund is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the disputed ownership fund, assets of the disputed ownership fund (including those otherwise distributable) may be sold to pay such taxes. The undisputed portion of the Liquidating Trust Assets will be treated as held in a grantor trust, with deemed distribution to and contribution from the Holders of Allowed Claims in Class 3 as described in the immediately preceding paragraph.

To the extent permitted by applicable law, all parties, including the Liquidating Trustee and any Liquidating Trust Beneficiaries, shall report consistently with the foregoing for all applicable tax reporting purposes (including consistent reporting for valuation purposes).

2.	Status of Claims Notices

The Liquidating Trustee shall File a notice with the Bankruptcy Court when all Disputed Claims have been resolved, and if all Disputed Claims have not been resolved on or before Trust Election Date, shall File a general status notice so that Holders of such Claims shall have some indication as to the potential tax treatment of the Liquidating Trust.

Upon the resolution of all Disputed Claims, the Liquidating Trustee shall make one or more pro rata distributions of any remaining assets to the Liquidating Trust Beneficiaries in accordance with this Plan and the Liquidating Trust Agreement.

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E.	Preservation of Causes of Action

Except as otherwise provided in Article IX herein or in any contract, instrument, release, or agreement entered into in connection with the Plan or the Sale, in accordance with section 1123(b) of the Bankruptcy Code, all Retained Causes of Action are preserved and transferred to the Liquidating Trust on the Effective Date. Notwithstanding anything to the contrary in this Plan, (a) any recovery by any Entity or party from any of the Debtor’s current or former officers or directors on the Retained Causes of Action or any Non-Released D&O Claims shall be limited to and satisfied solely by available insurance, if any, provided under the D&O Policies, after payment from such D&O Policies of any and all covered costs and expenses incurred in connection with the defense of the Retained Causes of Action and the Non-Released D&O Claims, subject to the provisions of any such D&O Policies and applicable law; and (b) no Entity or other party, including the Liquidating Trustee and any other trustee or any beneficiary of the Liquidating Trust, shall have a right to recover from any of the Debtor’s current or former officers or directors on the Retained Causes of Action or any Non-Released D&O Claims outside, or in excess, of the available insurance under the D&O Policies, including in each case by way of settlement or judgment, execution, garnishment, or any other attempt to collect, directly or indirectly, from the personal assets of the Debtor’s current or former officers or directors with respect to the Retained Causes of Action or the Non-Released D&O Claims.

F.	Corporate Action

1.	Transfer of Assets and Assumption of Liabilities

On the Effective Date, (a) the Debtor shall, in accordance with this Plan, cause the Liquidating Trust Assets to be transferred to the Liquidating Trust; and (b) the Liquidating Trust shall assume all obligations of the Debtor under this Plan.

2.	Dissolution of the Debtor; Removal of Directors and Officers; Termination of Employees

Following the (a) Effective Date, (b) transfer of the Liquidating Trust Assets to the Liquidating Trust, and (c) completion and filing of the Debtor’s final tax returns by the Liquidating Trustee, but prior to the entry of the final decree in the Chapter 11 Case, the Liquidating Trustee shall file (i) a Certificate of Dissolution with the Delaware Secretary of State, together with a copy of the Confirmation Order (which Confirmation Order shall suffice for purposes of having such filing accepted) and (ii) any required Certificates of Surrender or their equivalent with the appropriate governmental agencies in any other jurisdictions in which the Debtor qualified to do business, and the Debtor shall be deemed dissolved for all purposes in accordance with applicable state law. Nothing in the Plan shall be construed as relieving the Debtor or the Liquidating Trustee (as applicable) of their duties to pay Statutory Fees to the U.S. Trustee as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtor’s case or the case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

Without limiting the foregoing, on the Effective Date and upon (a) the Debtor, or such entity designated by the Debtor, making the Effective Date Distributions, (b) the Debtor causing the Liquidating Trust Assets to be transferred to the Liquidating Trust in accordance with Article

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IV.C of this Plan, and (c) the Debtor’s material completions of all other duties and functions set forth herein as soon as practicable after the Effective Date, the Debtor shall have no further duties or responsibilities in connection with implementation of this Plan, and the directors and officers of the Debtor shall be deemed to have resigned and the employees of the Debtor terminated. From and after the Effective Date, the Liquidating Trustee shall be authorized to act on behalf of the Estate, provided that the Liquidating Trustee shall have no duties other than as expressly set forth in this Plan and the Liquidating Trust Agreement (as applicable).

After the Effective Date, the Debtor will continue to exist solely with respect to (i) any applications for Professional Fee Claims or expense reimbursements for its Retained Professionals, including preparing same, objecting to same, defending same and attending any hearing with respect to same; (ii) any motions or other actions seeking enforcement or implementation of the provisions of the Plan or Confirmation Order; and (iii) any appeal pending as of the Effective Date or filed thereafter, the outcome of which could reasonably be expected to affect in any material way any cases, controversies, suits or disputes arising in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order. Following the Effective Date, the Debtor’s Retained Professionals shall be entitled to reasonable compensation for services rendered in connection with the matters identified in clauses (i) – (iii). Any such payments made in connection therewith shall be made without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Cancellation of Existing Securities and Agreements

On or promptly after the Effective Date, the Liquidating Trust and/or the Liquidating Trustee, as applicable, shall be authorized to file with the SEC a Form 15 on behalf of the Debtor for the purpose of suspending the duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and shall file such Form 15 on or promptly after the Effective Date unless the Debtor has previously filed such Form 15.

On the Effective Date, all agreements and other documents evidencing (a) any Claim or rights of any Holder of a Claim against the Debtor, including any notes evidencing such Claims; or (b) any Interest in the Debtor, including any options or warrants to purchase Interests, shall be cancelled. The Holders of, or parties to, such cancelled agreements and documents shall have no rights arising from or relating to such agreements and documents or the cancellation thereof, except as to the allowance and distribution on pre-Confirmation Claims as provided pursuant to this Plan.

H.	Preservation of Rights

Under this Plan, the Liquidating Trustee retains any and all rights of, and on behalf of, the Debtor, the Estate, and the Liquidating Trust to commence and pursue any and all Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, regardless of whether or not such rights are specifically enumerated in this Plan, the Disclosure Statement, the Plan Supplement, or elsewhere, and all such rights shall not be deemed modified, waived, released in any manner, nor shall confirmation of the Plan or the Confirmation Order act as res judicata or limit any of such rights of the Liquidating Trustee to commence and pursue any and all Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, to the extent the Liquidating Trustee deems appropriate. Any and all Retained Causes of Action, including,

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without limitation, setoff, offset and recoupment rights, may, but need not, be pursued by the Debtor prior to the Effective Date and by the Liquidating Trustee after the Effective Date, to the extent warranted. Unless an Retained Causes of Action against a Creditor or other Person or Entity is expressly waived, relinquished, released, compromised or settled in this Plan, or any Final Order, including the Sale Order, the Debtor expressly reserves any and all Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, for later enforcement and prosecution by the Liquidating Trustee (including, without limitation, any Retained Causes of Action set forth in the Plan Supplement, or not specifically identified herein, in the Disclosure Statement, or otherwise, or which the Debtor may presently be unaware of, or which may arise or exist by reason of additional facts or circumstances unknown to the Debtor at this time, or facts or circumstances which may change or be different from those which the Debtor now believes to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches shall apply to such any and all Retained Causes of Action, including, without limitation, setoff, offset and recoupment rights, upon or after the confirmation or consummation of this Plan based on the Disclosure Statement, this Plan, the Plan Supplement or the Confirmation Order.

I.	Books and Records

On the Effective Date, the Liquidating Trust shall: (a) take possession of all books, records, and files of the Debtor and the Estate that were not sold and transferred in connection with the Sale and that relate to the operation and business of the Liquidating Trust; and (b) provide for the retention and storage of such books, records, and files until such time as the Liquidating Trustee determines, in accordance with the Liquidating Trust Agreement, that retention of same is no longer necessary or beneficial.

J.	Plan Transactions

On the Effective Date or as soon reasonably practicable thereafter, the Debtor and the Liquidating Trustee (as applicable) may take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including, but not limited to, (1) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with this Plan; (3) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (4) any and all other actions that the Debtor or the Liquidating Trustee (as applicable) determine are necessary or appropriate to effectuate the Plan.

K.	Effectuating Documents and Further Transactions

Upon entry of the Confirmation Order, the Debtor and the Liquidating Trustee (as applicable) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and

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take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of this Plan and any transactions described in or contemplated by this Plan. The Debtor, the Liquidating Trustee, all Holders of Claims receiving distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

L.	Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to the transfer of the Liquidating Trust Assets to the Liquidating Trust.

M.	Sale Order

Notwithstanding anything to the contrary herein, nothing in this Plan shall affect, impair or supersede the Sale Order, which remains in full force and effect and governs in the event of any inconsistency with the Plan.

N.	Authority to Act

Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtor shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to Delaware law, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court.

O.	No Revesting of Liquidating Trust Assets

No Liquidating Trust Asset will revest in the Debtor on or after the date such asset is transferred to the Liquidating Trust but will vest upon such transfer in the Liquidating Trust to be administered by the Liquidating Trustee in accordance with the Plan and the Liquidating Trust Agreement.

P.	Privileges

On and subject to the terms of this Plan, the Debtor’s attorney-client privilege and rights under confidentiality agreements to confidential information, with respect to documents or information created, or communications made, during the period beginning two (2) years prior to the Petition Date and continuing until the Petition Date, and that relate exclusively to the Retained

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Causes of Action (the “Transferred Privileges”), shall be transferred, assigned, and delivered to the Liquidating Trust without waiver, and shall vest with the Liquidating Trust on the Effective Date and be jointly held by the Debtor and the Liquidating Trust on and after the Effective Date; provided, however, that notwithstanding the foregoing, the Transferred Privileges do not include (a) any attorney work product protections or privileges, or (b) any privileges, rights, claims, or causes of action sold or transferred to the Buyer.

The Liquidating Trust and Debtor shall each hold and be the beneficiary of all Transferred Privileges and entitled to assert all Transferred Privileges. The Transferred Privileges shall not be waived by disclosures to the Liquidating Trustee of the Debtor’s documents, information or communications subject to such Transferred Privileges jointly held by the Debtor and the Liquidating Trust. For the avoidance of doubt, the Debtor shall solely hold the Debtor’s attorney-client privileges and rights under confidentiality agreements to confidential information other than as to the Transferred Privileges (such retained privileges and rights, the “Retained Privileges”).

The Liquidating Trustee shall have until one (1) year after the Effective Date to request documents or information subject to the Transferred Privileges (each an “Information Request”); provided, however, that with respect to any action filed on or before one (1) year after the Effective Date that involves documents or information subject to the Transferred Privileges, the Liquidating Trustee may make an Information Request in such action until the final resolution of such action, including any appeals. The Liquidating Trustee shall pay the reasonable fees and expenses incurred by any recipient of an Information Request in complying with such Information Request.

Q.	Settlement of Claims and Controversies

Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan will constitute a good faith compromise and settlement of all rights and claims of the Debtor that are being settled pursuant to the Plan. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor and its Estate , and is fair, equitable and reasonable. Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them (among any other party who has expressly entered into a written settlement). The treatment of claims and interests is being afforded pursuant to Confirmation by satisfying the requirements of Section 1129.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND

INSURANCE POLICIES

A.	General Treatment

On the Effective Date, except as otherwise provided herein (which exclusion includes the Insurance Policies), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject

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of a motion to assume that is pending on the Confirmation Date or identified on the Schedule of Assumed Executory Contracts and Unexpired Leases.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale or this Plan, and payment of any cure amounts relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court upon the cure of all defaults under such Executory Contract or Unexpired Lease to the extent required under the Bankruptcy Code.

B.	Rejection Damages Claims

If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Court, such Claim shall be forever barred and shall not be enforceable against the Debtor, the Estate, the Liquidating Trustee, Liquidating Trust, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Liquidating Trustee within thirty (30) days of the Effective Date.

The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with Article III.B.3 herein.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtor, the Estate, the Liquidating Trustee, Liquidating Trust, or any of their respective assets and properties.

C.	Reservation of Rights

The inclusion of any contract or lease in the Schedules or in any Plan Supplement shall not constitute an admission by the Debtor that such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is, or was, executory or unexpired at the time of assumption or rejection, the Debtor or the Liquidating Trustee (as applicable) may elect within thirty (30) calendar days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease under the Plan by filing a notice of such election on the docket of the Chapter 11 Case.

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D.	Preexisting Obligations to Debtor under Executory Contracts or Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtor or Liquidating Trustee (as applicable) under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtor and the Liquidating Trustee (as applicable) expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations.

E.	Insurance Preservation

Nothing in the Plan, the Confirmation Order, or the Liquidating Trust Agreement, alters the rights and obligations of the Debtor (and its Estate) and the Debtor’s insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder, or the terms and conditions thereof, or diminishes or impairs the enforceability of the Insurance Policies. All of the Debtor’s rights and its Estate’s rights under any Insurance Policy to which the Debtor and/or the Debtor’s Estate may be beneficiaries shall vest with the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries and all of the beneficiaries of such policies. The Debtor shall be deemed to have assumed only the D&O Policies, and any Insurance Policy other than a D&O Policy, shall be deemed terminated on the Effective Date.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distribution Record Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtor, or its respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtor’s records as of the date of any such distribution; provided, however,

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that the manner of such distributions shall be determined at the discretion of the Debtor or the Liquidating Trustee (as applicable); provided further, however, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder and the Debtor or Liquidating Trustee (as applicable) shall have no obligation to determine alternative or current addresses.

B.	Withholdings

The Liquidating Trustee shall (1) withhold, deduct, and pay over to the appropriate governmental authority any amount required to be withheld under tax laws with respect to any distribution pursuant to the Liquidating Trust Agreement; and (2) comply with any reporting requirements imposed by any federal, state, local, or foreign taxing authority. The Liquidating Trustee may withhold all or the appropriate portion of any distribution due to any Liquidating Trust Beneficiary until such time as such Liquidating Trust Beneficiary provides the necessary information (i.e., IRS Forms) to comply with any withholding requirements of any governmental authority. Any tax withheld shall be treated as distributed and received by the applicable beneficiary for all purposes of the Liquidating Trust Agreement and Plan. If a beneficiary fails to provide the information necessary to comply with any withholding requirements of any governmental authority on or before the day that is six (6) months after the Effective Date of the Plan, then such beneficiary’s distribution may be treated as unclaimed property in accordance with the Liquidating Trust Agreement.

C.	Date of Distributions

Distributions made after the Effective Date to Holders of Allowed Claims shall be deemed to have been made on the Effective Date and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

D.	Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Disbursing Agent on or after the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. If the Disbursing Agent is otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Liquidating Trust.

E.	Powers of Disbursing Agent

The Disbursing Agent may (1) effect all actions and execute all agreements, instruments, and other documents necessary to carry out the provisions of this Plan; (2) make all distributions contemplated hereby; and (3) perform such other duties as may be required of the Disbursing Agent pursuant to this Plan.

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F.	Surrender of Instruments

As a condition precedent to receiving any distribution under this Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee. Any holder of such instrument or note that fails to (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent within six months of being entitled to such distribution shall be deemed to have forfeited all rights and claims and may not participate in any distribution hereunder.

G.	IRS Forms

In connection with the Plan, to the extent applicable and not an obligation of Buyer under the APA or related Sale documents, the Debtor and the Liquidating Trustee (as applicable) shall comply with all tax withholding and reporting requirements imposed by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtor and the Liquidating Trustee (as applicable) shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtor and the Liquidating Trustee reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

As a condition precedent to receiving any distribution under this Plan, each Holder of an Allowed Claim that is entitled to a distribution under the Plan must provide the Liquidating Trustee an executed IRS Form. An Allowed Claim of a Holder that fails to provide an executed IRS Form or provide any other required information to effectuate a distribution within sixty (60) days after service (by first class mail) of a formal request for the same by the Liquidating Trustee shall be deemed disallowed and expunged for purposes of distributions under the Plan. For the avoidance of doubt, the Liquidating Trust is not required to follow up with any Holder of an Allowed Claim if they fail to timely provide an executed IRS Form.

H.	Delivery of Distributions

Subject to applicable Bankruptcy Rules, all distributions to Holders of Allowed Claims shall be made by the Disbursing Agent, who shall transmit such distributions to the applicable Holders of Allowed Claims or their designees.

If any distribution to a Holder of an Allowed Claim (1) is returned as undeliverable for lack of a current address or otherwise; or (2) is not cashed or otherwise presented for collection by the Holder of the Allowed Claim within sixty (60) calendar days after the mailing of such distribution, the Liquidating Trustee shall be authorized to cancel such distribution check and shall File with the Bankruptcy Court the name and last known address of the Liquidating Trust Beneficiary of

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undeliverable distribution or uncashed distribution, as applicable. For the avoidance of doubt, the Liquidating Trustee shall have no obligation to determine the correct current address of such Holder. If, after the passage of thirty (30) calendar days after such Filing, the payment or distribution on the Allowed Claim still cannot be made, then (1) the Holder of such Claim shall cease to be entitled to the undeliverable distribution or uncashed distribution, which will revert to the Liquidating Trust; and (2) the Allowed Claim of such Holder shall be deemed disallowed and expunged for purposes of further distributions under the Plan.

I.	Manner of Payment

Any distributions to be made by or on behalf of the Debtor or the Liquidating Trustee (as applicable) pursuant to this Plan shall be made by checks drawn on accounts maintained by the Debtor or the Liquidating Trustee (as applicable), or by wire transfer if circumstances justify, at the option of the Debtor or the Liquidating Trustee (as applicable).

J.	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, on the Petition Date.

K.	Setoffs and Recoupments

The Debtor or the Liquidating Trustee (as applicable), pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy and/or non-bankruptcy law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim (before any distribution is to be made on account of such Allowed Claim), any claims of any nature whatsoever that the Debtor or its Estate may have against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Liquidating Trustee (as applicable) of any such claim the Debtor or its Estate may have against the Holder of such Claim.

L.	Minimum Distributions

No payment of Cash in an amount of less than fifty U.S. dollars ($50.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Liquidating Trust Agreement.

If the Cash available for the final distribution is less than the cost to distribute such funds, the Liquidating Trustee may donate such funds to the unaffiliated charity of the Liquidating Trustee’s choice.

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M.	Allocation of Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under this Plan includes both principal and accrued but unpaid prepetition interest, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid prepetition interest.

N.	Distributions Free and Clear

Except as otherwise provided in this Plan, any distribution or transfer made under this Plan shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to this Plan.

O.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtor and/or the Liquidating Trustee (as applicable) on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtor and/or the Liquidating Trustee (as applicable), then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Debtor or the Liquidating Trustee (as applicable) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtor and/or the Liquidating Trustee (as applicable) on account of such Claim, such Holder shall, within fourteen (14) Business Days of receipt thereof, repay or return the distribution to the Debtor or Liquidating Trustee (as applicable), to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurer’s agreement, the applicable portion of such Claim may be expunged (and the Claims Register adjusted accordingly) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

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Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall take into account payments made in accordance with the provisions of any applicable Insurance Policy. Except as set forth in Article IX herein, nothing in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any Entity, including the Liquidating Trust, may hold against any other Person or Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING UNLIQUIDATED AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, the Liquidating Trustee shall have and retain any and all rights and defenses that the Debtor had with respect to any Claim or Interest immediately prior to the Effective Date.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Liquidating Trustee shall have the authority to: (a) File, withdraw, or litigate to judgment, objections to all Claims or Interests, including General Unsecured Claims, Administrative Claims (other than Professional Fee Claims), Other Priority Claims, and Priority Tax Claims; (b) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; (c) make distributions to Holders of Allowed Claims; (d) reconcile all Claims (other than Professional Fee Claims); and (e) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Estimation of Claims

Before or after the Effective Date, the Debtor or the Liquidating Trustee (as applicable) may (but is not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Notwithstanding any provision otherwise herein, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtor or the Liquidating Trustee (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

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D.	Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied, or assumed by Buyer in the Sale, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtor or the Liquidating Trustee (as applicable) without an objection to such Claim having to be Filed following notice filed on the docket (i.e., a notice of satisfaction of claims) in the Bankruptcy Court of such adjustment or expungement.

E.	Time to File Objections to Claims

Except as otherwise provided herein, any objections to Claims shall be Filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Liquidating Trustee).

F.	Disallowance of Late Claims

Except as provided herein or otherwise agreed to by the Debtor or the Liquidating Trustee (as applicable), any Holder of a Claim Filed, via Proof of Claim, after the Bar Date shall not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

G.	Disputed Claims

All Claims held by Persons or Entities against whom or which the Debtor or the Liquidating Trustee (as applicable) has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code and Holders of such Claims shall not be entitled to vote to accept or reject this Plan. A Claim deemed Disputed pursuant to this Article VII.G shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtor or the Liquidating Trustee (as applicable) from such Holder have been paid.

H.	Amendment to Claims

Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Liquidating Trustee, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

I.	No Distributions Pending Allowance

If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

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J.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent

The occurrence of the Effective Date of this Plan is subject to each of the following conditions precedent.

1.  The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2.  The Confirmation Order shall have been entered and shall be in full force and effect.

3.  There shall have been no modification or stay of the Confirmation Order or entry of any other order prohibiting the transactions contemplated by this Plan from being consummated.

4.  The Professional Fee Reserve shall have been fully funded pursuant to the terms of this Plan.

5.  All actions, documents and agreements necessary to implement the Plan shall have been effected, executed and/or tendered for delivery. All conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date).

6.  The Liquidating Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable.

7.  The Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents necessary to implement this Plan and any transaction contemplated hereby that are required by law, regulation, or order.

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B.	Waiver of Conditions

Unless otherwise specifically provided for in this Plan, the conditions set forth in Article VIII.A may be waived in whole or in part by the Debtor without notice to any parties in interest or the Bankruptcy Court and without a hearing.

C.	Effect of Vacatur of the Confirmation Order

If the Confirmation Order is vacated: (1) the Plan will be null and void in all respects, including with respect to the release of Claims and distributions for Allowed Claims; and (2) nothing contained in the Plan will (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtor or (b) prejudice in any manner the rights, including any claims or defenses, of any party in interest.

D.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtor will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code.

ARTICLE IX.

RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Releases by the Debtor

As of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code and for good and valuable consideration, each Debtor Released Party is deemed released by the Debtor and its Estate from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its Estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, or relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership, or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of-court restructuring efforts, the payment or satisfaction of prepetition debt or claims, any Avoidance Actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, documents and pleadings related to the Sale, the Plan, the Plan Supplement, or any other transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the conduct of the sale process or the Auction, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that this provision shall not operate to waive or release any Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person.

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Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any post Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (2) any obligations under or in respect of the Sale Order or the APA; or (3) the Investigation Causes of Action, recovery on account of which from the Debtor’s current or former directors or officers shall be limited to available insurance proceeds, if any, provided under the D&O Policies in accordance with the terms thereof and applicable law, as set forth in Article IV.E herein.

Each Person and Entity deemed to grant the Debtor Releases shall be deemed to have granted such Debtor Releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

B.	Releases by Holders of Claims

As of the Effective Date, each Releasing Party has released and discharged each Creditor Released Party from any and all claims and Causes of Action, whether known or unknown, including any claims and Causes of Action that the Debtor or its Estate would have been legally entitled to assert in its own right including any claims or Causes of Action that could be asserted derivatively or on behalf of the Debtor (or its Estate), that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership or operation thereof, or otherwise), any securities issued by the Debtor and the ownership thereof, the Debtor’s in- or out-of-court restructuring efforts, the payment or satisfaction of prepetition debt or claims, any Avoidance Actions, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, documents and pleadings related to the Sale, or agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the conduct of the sale process or the Auction, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place on or before the Effective Date; provided, however, that this provision shall not operate to waive or release any Claims or Causes of Action related to any act or omission

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that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or gross negligence of such Person; provided further, however, that notwithstanding anything to the contrary in the Disclosure Statement and Plan, this provision shall not apply with respect to any Unimpaired Claim until such Unimpaired Claim has been paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Debtor or the Liquidating Trustee, as applicable, at which time this provision shall apply in all respects as to the applicable Unimpaired Claim. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any post-Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (2) any obligations under or in respect of the Sale Order or the APA.

Each Person and Entity granting the releases described in this Section B shall be deemed to have granted such releases notwithstanding that such Person or Entity may hereafter discover facts in addition to, or different from, those which such Person or Entity now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person or Entity expressly waives any and all rights that such Person or Entity may have under any statute or common law principle, including, without limitation, section 1542 of the California Civil Code, to the extent such section is applicable, which would limit the effect of such releases to those claims or Causes of Action actually known or suspected to exist on the Effective Date. Section 1542 of the California Civil Code generally provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

C.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is exculpated from any Cause of Action or Claim related to any act or omission occurring on or after the Petition Date through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Debtor’s in-court restructuring efforts, the Disclosure Statement, documents and pleadings related to the Sale, the Plan, the Plan Supplement, or any other restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Sale, the Plan, the Plan Supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of the Confirmation Order, the pursuit of the Sale Order, the conduct of the sale process or the Auction, the pursuit of consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence or omission taking place between the Petition Date and the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual intentional fraud, willful misconduct, or

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gross negligence of such Person, but in all respects such Entities shall be entitled to reasonably rely upon the written advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

D.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (1) have been compromised or settled under the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by the Buyer in connection with the Sale; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise satisfied in full, stayed, released, or terminated pursuant to the terms of the Plan (collectively, such claims, Claims, Interests, Causes of Action or liabilities, the “Released Claims and Interests”), are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any such Released Claims and Interests, against the Debtor or any Person or Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any Released Claims and Interests, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor (solely until such time as the Debtor has transferred the Liquidating Trust Assets to the Liquidating Trust), the Liquidating Trust, the Debtor Released Parties, the Creditor Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Released Claims and Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Released Claims and Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such Released Claims and Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Released Claims and Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff (i.e., a Proof of Claim or motion asserting such rights filed prior to confirmation of the Plan); and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Released Claims and Interests.

Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their Related Parties, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtor, the Liquidating Trustee, and their respective Related Parties.

E.	No Discharge

Because the Debtor is liquidating, it is not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims.

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F.	Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtor and its successors and assigns.

If any Holder of a Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Liquidating Trustee that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Liquidating Trustee shall be entitled to make any such filings or recordings on such Holder’s behalf.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Case, the Sale, the Confirmation Order, the Plan Supplement, and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction over, among other items, each of the following:

1.  Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests.

2.  Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and distribution.

3.  Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan.

4.  Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which the Debtor is party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any cure amount arising therefrom; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired.

5.  Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date.

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6.  Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code.

7.  Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters relating to the Retained Causes of Action.

8.  Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement.

9.  Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Person’s or Entity’s obligations incurred in connection with the Plan.

10.  Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with enforcement of the Plan.

11.  Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions.

12.  Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated.

13.  Determine any other matters that may arise in connection with or related to the APA or related Sale documents, the Disclosure Statement, the Plan, the Plan Supplement, and the Confirmation Order.

14.  Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan.

15.  Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid.

16.  Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order.

17.  Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, or the Confirmation Order.

18.  Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtor or the Liquidating Trustee on behalf of the Liquidating Trust (as applicable) for an expedited determination of tax under section 505(b) of the Bankruptcy Code.

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19.  To recover all assets of the Debtor and property of the Estate, wherever located.

20.  To consider requests for extensions of the term of the Liquidating Trust as provided herein.

21.  To hear and determine any Causes of Action related to the Retained Causes of Action that may be brought by the Liquidating Trustee.

22.  To hear and determine any other rights, claims, or Causes of Action held by or accruing to the Debtor or the Liquidating Trustee (as applicable) pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory.

23.  Enter an order or final decree concluding or closing the Chapter 11 Case.

24.  Enforce all orders previously entered by the Bankruptcy Court.

25.  Hear any other matter over which the Bankruptcy Court has jurisdiction.

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification of the Plan

Subject to the limitations contained in the Plan, the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules (1) to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129 of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

B.	Other Amendments

The Debtor may make appropriate non-material, technical adjustments and modifications to this Plan or the Plan Supplement prior to the Effective Date without further order or approval of the Bankruptcy Court.

C.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

D.	Revocation of Plan; Effect of Non-Occurrence of Conditions to the Effective Date

Subject to the conditions to the Effective Date, the Debtor, reserves the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to File subsequent plans of

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reorganization or liquidation. If the Debtor revokes or withdraws the Plan, or if entry of the Confirmation Order or the Effective Date does not occur, then (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan, the Plan Supplement, the Confirmation Order, or the Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of the Debtor or any other Person or Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Person or Entity.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Debtor’s Operation from Confirmation Hearing Through Effective Date

During the period from the Confirmation Hearing through and until the Effective Date, the Debtor shall continue to operate as a debtor-in-possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

B.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Liquidating Trustee, all Holders of Claims against and Interests in the Debtor (regardless of whether any such Holder has voted or failed to vote to accept or reject this Plan and regardless of whether any such Holder is entitled to receive any distribution under this Plan), all Persons or Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Person or Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and all parties in interest.

C.	Additional Documents

On or before the Effective Date, the Debtor may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor, the Liquidating Trustee, all Holders of Claims or Interests receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may reasonably be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

D.	Substantial Consummation

On the Effective Date, this Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.

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E.	Reservation of Rights

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any Related Party, if any, of each Person or Entity.

G.	Determination of Tax Liabilities

As of the Effective Date, the Liquidating Trustee will be responsible for preparing and filing any tax forms or returns on behalf of the Estate and Liquidating Trust (to the extent not the responsibility of Buyer); provided, however, that the Liquidating Trustee shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtor (which Interests shall be cancelled pursuant to this Plan), but shall provide such Holders with any information reasonably required to prepare such forms. The Debtor and the Liquidating Trustee (as applicable) shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Estate or the Liquidating Trust for any tax incurred during the administration of the Chapter 11 Case.

H.	Notices

In order for all notices, requests, and demands to or upon the Debtor or the Liquidating Trustee, as the case may be, to be effective, such notices, requests and demands shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email, when received, and served on or delivered to the following parties:

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Debtor	Counsel to the Debtor
Lucira Health, Inc.	Cooley LLP
1315 63rd St. Emeryville, CA 94608 Attn: Richard Narido Rich@lucirahealth.com	Attn: Robert L. Eisenbach III
Olya Antle
3 Embarcadero Center
20th Floor
San Francisco, CA 94111-4004
Telephone: (415) 693-2000
Email: reisenbach@cooley.com
oantle@cooley.com
-and-

Young, Conaway Stargatt & Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Attention: Sean M. Beach and Ashley Jacobs
Email: sbeach@ycst.com
ajacobs@ycst.com
Liquidating Trustee	Counsel to the Liquidating Trustee

To be included in the Plan Supplement	To be included in the Plan Supplement

After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Persons or Entities that Filed such renewed requests.

I.	Term of Injunctions or Stays

Except as otherwise provided in this Plan, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under this Plan (1) all injunctions with respect to or stays against an action against property of the Debtor or the Estate arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtor or the Estate; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Case is closed pursuant to a Final Order of the Bankruptcy Court, or (b) the date that the Chapter 11 Case is dismissed pursuant to a Final Order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely.

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J.	Entire Agreement

On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

K.	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Copies of such exhibits and documents shall be made available upon written request to Debtor’s counsel or Liquidating Trustee’s counsel (as applicable) at the address above or by downloading such exhibits and documents free of charge from the Notice and Claims Agent’s website.

Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control. The documents in the Plan Supplement are considered an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

L.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

M.	Non-Severability of Plan Provision Upon Confirmation

If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.

The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtor and the Liquidating Trustee (as applicable); and (3) non-severable and mutually dependent.

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N.	Closing of Chapter 11 Case

After the full administration of the Chapter 11 Case, the Liquidating Trustee shall promptly File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, a motion pursuant to Local Rule 3022-1(a), and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.

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Dated: September 13, 2023

Respectfully submitted,

/s/ Richard Narido
By: Richard Narido
Chief Financial Officer
Lucira Health, Inc.

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